Exhibit 10.2
                                                                   ------------
                                                                  Execution Copy










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                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                               QUEST CHEROKEE, LLC



                      a Delaware limited liability company





                                December 22, 2003

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    The Member Interests represented by this Agreement have been acquired for investment and were issued without registration under the Securities Act of 1933, as amended (the "Securities Act"), or under the securities laws of any state. These Interests may not be sold, pledged, hypothecated, or otherwise transferred at any time except (i) in accordance with the Transfer Restrictions (as defined in this agreement),contained in this Agreement and
  (ii) pursuant to an effective registration statement under the Securities Act and any applicable state securities laws unless an exemption from registration under the Securities Act and under any applicable state securities laws is available in connection with the transfer.

                                TABLE OF CONTENTS


                                    Article 1
                                   Definitions

1.1 Definitions...............................................................2
1.2 Construction.............................................................21

                                    Article 2
                                  Organization

2.1 Formation; Continuation; Amendment and Restatement.......................21
2.2 Name.....................................................................21
2.3 Registered Office; Registered Agent; Principal Office; Other Offices.....21
2.4 Purposes.................................................................22
2.5 Foreign Qualification....................................................22
2.6 Term.....................................................................22
2.7 Powers...................................................................22
2.8 Bluestem Contributions...................................................23

                                    Article 3
                       Authorized Units; Rights of Members

3.1 Authorized Number of Units...............................................23
3.2 Personal Property........................................................23
3.3 Certificates.............................................................23
3.4 Mutilated, Destroyed, Lost or Stolen Certificates........................24
3.5 Record Holders...........................................................25
3.6 Liability of Members to Third Parties; Relationship between Members......25
3.7 Access to Information....................................................25

                                    Article 4
                              Capital Contributions

4.1 Capital Contributions....................................................26
4.2 No Interest or Withdrawal................................................26
4.3 Title to Company Assets..................................................26
4.4 Creditors of the Company.................................................27

                                    Article 5
                Capital Accounts, Allocations and Distributions

5.1 Capital Accounts.........................................................27
5.2 Allocations for Capital Account Purposes.................................29
5.3 Allocations for Tax Purposes.............................................32
5.4 Distributions of Net Cash Flow...........................................35
5.5 No Distributions in Kind.................................................37
5.6 Limitations on Distributions.............................................37
5.7 (intentionally omitted)..................................................37
5.8 Fees; Expenses...........................................................37
5.9 Defect Properties........................................................37

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                                    Article 6
                                   Management

6.1  Member Approval Required for Certain Actions............................39
6.2  Management by Board.....................................................40
6.3  Control of Interested Member Matters....................................42
6.4  Officers................................................................43
6.5  Officer Actions.........................................................44
6.6  Indemnification.........................................................45
6.7  Reliance by Third Parties...............................................47

                                    Article 7
                Taxes, Books, Records, Accounting and Reporting

7.1  Books and Records; Right to Audit; Fiscal Year..........................48
7.2  Tax Returns.............................................................48
7.3  Tax Matters Member......................................................48
7.4  Withholding.............................................................50
7.5  Company Bank Accounts...................................................50
7.6  Other Reports...........................................................50

                                    Article 8
                     Restrictions on Transfers of Interests

8.1  Transfers of Member Interests...........................................51
8.2  Buy-Sell................................................................51

                                    Article 9
                    Dissolution, Winding-up and Termination

9.1  Dissolution.............................................................52
9.2  Winding-Up and Termination..............................................52
9.3  Certificate of Cancellation.............................................53
9.4  Certain Matters Concerning a Member.....................................54
9.5  Waiver of Partition.....................................................54

                                   Article 10
                                Other Provisions

10.1  Entire Agreement.......................................................54
10.2  Governing Law..........................................................54
10.3  Non-Waiver.............................................................55
10.4  Severability...........................................................55
10.5  Headings; Exhibits.....................................................55
10.6  Winding Up Arrangements................................................55
10.7  No Third Party Beneficiaries...........................................55
10.8  Counterparts...........................................................55
10.9  Amendment or Restatement...............................................55
10.10 Dispute Resolution.....................................................56
10.11 Notices................................................................56
10.12 Further Assurances.....................................................56
10.13 Waiver of Certain Rights...............................................56

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10.14 Creditors..............................................................56
10.15 Consent of Members.....................................................57
10.16 Confidentiality........................................................57

Exhibits:

Exhibit  A -- Unit Ownership
Exhibit  B -- Form of Certificate
Exhibit  C -- Dispute Resolution  Procedures
Exhibit  D -- List of Appraisers
Exhibit  E -- Transfer Restrictions
Exhibit  F -- Non-Competition Agreement
Exhibit  G -- Cherokee Basin


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                                                                 Execution Copy

                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                               QUEST Cherokee, LLC

                      A Delaware Limited Liability Company

      This Amended and Restated Limited Liability Company Agreement of Quest Cherokee, LLC (this "Agreement"), dated as of December 22, 2003 (the "Effective Date"), is entered into by and between CHEROKEE ENERGY PARTNERS, LLC, a Delaware limited liability company ("CPL"), and QUEST ENERGY SERVICE, INC., a Kansas corporation ("QES"); STP CHEROKEE, INC., an Oklahoma corporation ("STPC"); PONDEROSA GAS PIPELINE COMPANY, INC., a Kansas corporation ("PGPL"); QUEST OIL & GAS CORPORATION, a Kansas corporation ("QOG"); PRODUCERS SERVICE, INCORPORATED, a Kansas corporation ("PSI"); and J-W GAS GATHERING, L.L.C., a Kansas limited liability company ("JW" and, together with QES, STPC, PGPL, QOG, and PSI collectively the "Quest Members" and individually a "Quest Member"). The Quest Members together with CPL are collectively referred to as the "Members", and individually referred to as a "Member." Capitalized terms used herein and not otherwise defined have the meaning given to such terms in Section 1.1.

                                    RECITALS

          WHEREAS, the Quest Members formed Quest Cherokee, LLC (the "Company") as a Delaware limited liability company by the filing of a Certificate of Formation (the "Delaware Certificate") with the Delaware Secretary of State on December 11, 2003, which certificate states that the effective date for forming the Company shall be December 12, 2003 (the "Formation Date"), and the execution of that certain Limited Liability Company Agreement of the Company, dated as of December 12, 2003 (the "Original Agreement"); and

          WHEREAS, the Quest Members have contributed certain assets to the Company pursuant to the Contribution Agreement; and

          WHEREAS, pursuant to the Class A Unit Purchase Agreement, CPL has made a capital contribution to the Company in exchange for the issuance of Class A Units; and

          WHEREAS, the Members desire to amend the Original Agreement to reflect such admission and certain other matters as agreed by the parties, and as so amended to restate it in its entirety in this Agreement;

          NOW, THEREFORE, the Members hereby agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     1.1 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Sections referred to below (and grammatical variations of such terms have correlative meanings):

           "Act" means the Delaware Limited Liability Company Act, as the same may be amended from time to time.

           "Acquisition" means any acquisition by the Company of (i) all or substantially all of the interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise); or (ii) any acquisition or series of acquisitions during any Fiscal Year by the Company of the interests in any companies or businesses (whether by a purchase of assets, purchase of stock, merger or otherwise), even though involving less than substantially all of such interests, which involves the payment of consideration in excess of $3,000,000 or would result (or would reasonably be expected to result) in a reduction of 15% or more of the aggregate distributions to be made or that would have been made to the Class A Member under Section 5.4 during any Fiscal Year.

           "Adjusted Capital Account" means the Capital Account maintained for each Member as of the end of each Tax Period of the Company, (a) increased by any amounts that such Member is obligated to restore under the standards set forth by Treas. Reg. ss.1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treas. Reg. ss.ss.1.704-2(g) and 1.704-2(i)(5)), and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such Tax Period, are reasonably expected to be allocated to such Member in subsequent Tax Periods under sections 704(e)(2) and 706(d) of the Code and Treas. Reg. ss.1.751-1(b)(2)(ii), and
      (ii) the amount of all distributions that, as of the end of such Tax Period, are reasonably expected to be made to such Member in subsequent Tax Periods in accordance with the terms of this Agreement, or otherwise to the extent they exceed offsetting increases to such Member's Capital Account that are reasonably expected to occur during (or prior to) the Tax Period in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 5.2(d)(i) or Section 5.2(d)(ii)). This definition of Adjusted Capital Account is intended to comply with the provisions of Treas. Reg. ss.1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

           "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Section 5.1(d) or Section 5.1(e).

          "Adverse Environmental Condition" means an adverse environmental condition that is (i) one in which the affected Quest Assets is not in compliance with any Environmental Laws, or (ii) a physical or environmental condition with


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      respect  to a Quest  Asset  which  could  give rise to an on-site or
      off-site   remedial   or  other   clean-up   obligations   imposed   under
      Environmental Laws.

           "Affiliate" means, with respect to any Person, (a) each entity that such Person Controls; (b) each Person that Controls such Person; and (c) each entity that is under common Control with such Person.

           "Agreed Allocation" means any allocation, other than a Required Allocation, of an item of income, gain, deduction or loss pursuant to
      Section 5.2.

           "Agreed Value" means (a) with respect to any Contributed Property, the value of such Contributed Property as agreed by the parties, which in the case of the assets contributed to the Company in accordance with the provisions of the Contribution Agreement, the value of such properties as stated in the Class A Unit Purchase Agreement, and (b) with respect to any other Contributed Property, the fair market value of such property or other consideration at the time of contribution as determined by the Board using such reasonable method of valuation as it may adopt. The Board shall, in its discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed
      Properties contributed to the Company in a single or integrated transaction among each separate property.

           "Agreement" is defined in the introductory paragraph.

           "Annual Budget" means the annual operating, capital expenditure, maintenance and acquisition budgets, if any, adopted or amended by the Board from time to time or otherwise in effect as provided in Section 6.2(a)(ii).

           "Applicable Law" means any Law to which a specified Person or property is subject.

           "Authorized Person" is defined in Section 6.7(a).

          "Bankruptcy" or "Bankrupt" means, with respect to any Person, (a) such Person (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for such Person a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law;
     (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person's properties; or (b) a proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law has been commenced and 120 days have expired without dismissal thereof or with respect to which, without such Person's consent or acquiescence, a


                                     - 3 -
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     trustee,  receiver,  or  liquidator  of  such  Person  or  of  all  or  any substantial part of such Person's properties has been appointed and 90 days have expired without the appointment having been vacated or stayed, or 90 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

           "Bluestem" means Bluestem Pipeline, LLC, a Delaware limited liability company formed and wholly-owned by the Company.

           "Board" is defined in Section 6.2(a).

           "Book-Tax Disparity" means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Member's share of the Company's Book-Tax Disparities in all of its Contributed Property and Adjusted Property shall be reflected by the difference between such Member's Capital Account balance as maintained pursuant to Section 5.1 and the hypothetical balance of such Member's Capital Account computed as if it had been maintained in accordance with federal income tax accounting principles.

           "Buy-Sell Point" means the point in time at which Net Cash Flow will be distributed under the provisions of Section 5.4(b)(iv) below.

           "Capital Account" means the capital account maintained for a Member pursuant to Section 5.1.

           "Capital Contribution" means, with respect to any Member, the amount of money and the Net Agreed Value of any assets (other than money) contributed to the Company by the Member. Any reference in this Agreement to the Capital Contribution of a Member shall include a Capital Contribution of its predecessors in interest.

          "Carrying Value" means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, Simulated Depletion (computed as a separate item of deduction), amortization, and cost recovery deductions charged to the Members' Capital Accounts in respect of such property as of the time of determination, (b) with respect to an Adjusted Property, the Adjusted Value of such property reduced (but not below zero) by all depreciation, Simulated Depletion (computed as a separate item of deduction), amortization and cost recovery deductions charged to the Members' Capital Accounts with respect to such property as of the time of determination and
     (b) with respect to any other Company Assets, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 5.1(d) and Section 5.1(e) and to reflect changes, additions, or other adjustments to the Carrying Value for dispositions and acquisitions of Company properties, as approved by the Board.

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           "Certificate"  means  a  certificate,  substantially  in the  form of
      Exhibit B to this Agreement or in such other form as may be adopted by the Board in its discretion, issued by the Company evidencing ownership of one of more Units.

           "Change of Control" means:

           (a) when applied to an entity ("Public Entity") that has equity securities registered under the Securities Act of 1933, as amended (the "Securities Act"), such time as any of the following occur: (i) with respect to QRC, on or after the date that Douglas L. Lamb, Jerry D. Cash or any Immediate Family Member of either of them sells or transfer 20% or more of the number of shares of QRC common stock owned or held by any of them as of the Effective Date, (ii) a tender offer or exchange offer is made and consummated for the ownership of 33.33% or more of the outstanding voting securities of the Public Entity, (iii) the Public Entity is merged or consolidated with another corporation ("Other Entity") and as a result of such merger or consolidation less than 40% of the outstanding voting securities of the surviving or resulting corporation are owned directly or indirectly in the aggregate by the former stockholders of the Public Entity other than the Other Entity or its Affiliates, as the same shall have existed immediately prior to such merger or consolidation, (iv) the Public Entity sells or otherwise transfers substantially all of its assets to another entity which is not wholly-owned directly or indirectly by the Public Entity or one of its Subsidiaries, (v) a person, within the meaning of section 3(a)(9) or of section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), acquires 33.33% or more of the outstanding voting securities of the Public Entity (whether directly, indirectly, beneficially or of record), or (vi) individuals who, as of the date of this Agreement, constitute the board of directors of the Public Entity (as of the date of this Agreement, the "Incumbent Board") cease for any reason to constitute a majority of the board of directors of the Public Entity, provided, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Public Entity's shareholders, was approved by a vote of at least a majority of directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Public Entity; and

          (b) when applied to an entity ("Private Entity") that is not a Public Entity, such time as any of the following occur after the date of this
     Agreement: (i) a tender offer or exchange offer is made and consummated for the ownership of 50 percent or more of the outstanding voting securities of the Private Entity, (ii) the Private Entity is merged or consolidated with another entity ("Constituent Party") and as a result of such merger or consolidation 50 percent or less of the outstanding voting securities of the surviving or resulting entity is owned directly or indirectly in the aggregate by the former stockholder(s) of the Private Entity or their Affiliates, other than Affiliates of the Constituent Party, as the same existed immediately prior to such merger or consolidation, (iii) the Private Entity sells or


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     otherwise transfers substantially all of its assets to another entity which is not wholly-owned, directly or indirectly, by the Private Entity, one of its Subsidiaries or its Parent, (iv) a person (which is not wholly-owned, directly or indirectly, by such person or one of its Subsidiaries or its Parent), within the meaning of section 3(a)(9) or of section 13(d)(3) of the Exchange Act, acquires 50 percent or more of the outstanding voting
     securities   of  the  Private   Entity   (whether   directly,   indirectly,
     beneficially or of record) or (v) a distribution or sale of voting securities of the Private Entity (other than an Owner Sub) is consummated and as a result of such distribution 80 percent or less of the outstanding voting securities of the Private Entity is owned directly or indirectly in the aggregate by the former stockholder(s) of the Private Entity or their Affiliates; and

           (c) In addition to the provisions in subparagraphs (a) and (b) above, with respect to QRC and the Class B Members, a Change of Control under this Agreement shall be deemed to have occurred if a "change of control," as this term is defined under the Senior Debt Documents or under the Subordinated Note Agreement (or under the Subordinated Note and any other documents or instruments entered into or delivered in connection with the Subordinated Note Agreement) has occurred.

           A Change of Control of an entity will be deemed to have occurred if any Person that Controls such entity experiences a Change of Control; provided, however, that this provision shall only apply with respect to CPL to the extent that any of the events described in subparagraph (b) above occurs with respect to CPL's sole member, ArcLight Energy Partners Fund I, L.P.

           "Cherokee Basin" means the area commonly known as the Cherokee Basin located in the southeastern portion of the State of Kansas and the northeastern portion of the State of Oklahoma as more particularly described on Exhibit G hereto.

           "Claim" means any and all judgments, claims, causes of action, demands, lawsuits, suits, proceedings, Governmental investigations or audits, losses, assessments, fines, penalties, administrative orders, obligations, costs, expenses, liabilities and damages, including interest, penalties, reasonable attorney's fees, disbursements and costs of investigations, deficiencies, levies and duties.

           "Class A Member" means CPL and any assignees or successors in interest of CPL to any Class A Units in accordance with the terms of this Agreement (but shall not include any Person who has ceased to be a Class A Member in accordance with the terms of this Agreement).

          "Class A Member IRR" means, as of any date of distribution, the per annum discount rate at which the sum of the following cash flows is equal to zero (assuming discounting on the basis of a year of 365 days and actual days elapsed): (i) the aggregate amount of capital contributed, and loans made, by the Class A Member and its Affiliates (including amounts made available to pay fees and


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     expenses to the Class A Member or its  Affiliates)  directly to the Company
     (each of which amounts will be deemed to be negative for purposes of this calculation) and (ii) (A) the aggregate amount of equity distributions, and payments made in respect of loans, by the Company directly to the Class A Member or its Affiliates minus (B) any distributions made pursuant to
     Section 5.4(c). The equity distributions and payments in (ii)(A) above exclude the aggregate fees and reimbursed expenses paid by the Company, directly or indirectly, to the Class A Member or its Affiliates. The "Class A Member IRR" will be calculated using the "XIRR" function in Microsoft Excel 2000 or an equivalent function in another software package.

           "Class A Unit" is defined in Section 3.1(a)(i).

           "Class A Unit Purchase Agreement" means the Membership Interest Purchase Agreement between and among the Company, the Quest Members and CPL dated as of December 22, 2003, as amended from time to time.

           "Class A Unit Sharing Ratio" means as of any date of determination, with respect to each Class A Member, the ratio that the number of Class A Units held by such Member bears to the total Class A Units held by all Members.

           "Class B Members" means the Quest Members and any assignees or successors in interest of such Quest Members to any Class B Units in accordance with the terms of this Agreement (but shall not include any Person who has ceased to be Class B Member in accordance with the terms of this Agreement).

           "Class B Unit" is defined in Section 3.1(a)(ii).

           "Class B Unit Sharing Ratio" means as of any date of determination, with respect to each Class B Member, the ratio that the number of Class B Units held by such Member bears to the total Class B Units held by all Members.

           "Closing Date" means the date of the Closing, as defined in the Class A Unit Purchase Agreement.

           "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to a corresponding provision of any successor law.

           "Company" is defined in the Recitals.

           "Company Assets" means the assets and properties of the Company of every kind, character and description, whether tangible, intangible, real, personal or mixed, and wherever located.

          "Confidential Information" means all confidential and non-public information and data relating to the Company or its Affiliates (other than a

      Member),  including   proposed   strategic   business   plans,   financial
      information, business opportunities, pro forma information and employee matters.

           "Conflict Circumstance" means any transaction or dealing between the Company (or any Wholly-Owned Subsidiary) and a Member (the "Conflicted Member") or any of its Affiliates pursuant to any agreement (including this Agreement, the Contribution Agreement, the Management Contract or any other Related Agreements) or otherwise; provided, however, that, in the case such a Conflict Circumstance arises in connection with an agreement between the Company and an Affiliate of Member, such Conflict Circumstance shall cease to exist if and when the third party with which the transaction or dealing exists shall cease to be an Affiliate of a Member.

           "Conflicted Member" is defined in the definition of "Conflict Circumstance."

           "Contract" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

           "Contributed Property" means each property or other asset, in such form as may be permitted by the Act, but excluding cash or cash equivalents, contributed or deemed contributed to the Company as a Capital Contribution. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.1(d) or Section 5.1(e), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

           "Contribution Agreement" means the Contribution, Conveyance, Assignment and Assumption Agreement dated as of December 22, 2003, among the Company and the Quest Members, pursuant to which the Quest Members agreed to contribute the Quest Assets to the Company.

           "Control" means the possession, directly or indirectly, through one or more intermediaries, of any of the following:

           (a) (i) in the case of a corporation, more than 50 percent of the outstanding voting securities thereof; (ii) in the case of a limited liability company, partnership, limited partnership or joint venture, equity securities of such entity that entitle the owner/holder thereof to the right to receive more than 50 percent of the distributions from such entity; (iii) in the case of a trust or estate, including a business trust, more than 50 percent of the beneficial interests therein; and (iv) in the case of any other entity, equity securities or ownership interests in such entity that entitle the owner/holder thereof to more than 50 percent of the economic or beneficial interests therein; or

          (b) in the case of any entity, the possession of the power, acting alone, to direct or cause the direction of the management and policies of the entity by virtue of ownership of voting securities or otherwise.

           "Curative Allocation" means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 5.2(d)(ix).

           "Defect" means any deficiency in one (or more) of the following respects regarding any of the Quest Assets existing as of the Closing Date, to-wit:

           (a) any Quest Member's title as to one or more of the Quest Assets is subject to an outstanding mortgage, deed of trust, lien or security interest or other material burden or encumbrance, other than the Permitted Encumbrances (as this term is defined in Senior Debt Documents existing as of the Effective Date);

           (b) any Quest Member owns, with respect to a Lease, less than the net revenue interest shown on Schedule 1.01(bb) to the Class A Unit Purchase Agreement or is obligated to bear a share of the costs of operation greater than the working interest therefor shown on Schedule 1.01(bb) to the Class A Unit Purchase Agreement without a corresponding increase in net revenue interest; or the lessor's mineral interest in the lands subject to the Lease is less than that specified in Schedule 1.01(bb) for such Lease;

           (c) any Quest Member's rights and interests in any of the Quest Assets have been or are subject to being reduced by virtue of the exercise by a third party of a reversionary or back-in interest, farm-out, or other similar right not reflected on Schedule 1.01(bb) to the Class A Unit Purchase Agreement or at a point different from that reflected in Schedule 1.01(bb) to the Class A Unit Purchase Agreement;

           (d) any Quest Member is in default under some material provision of an oil, gas or mineral lease, farmout agreement, or other contract or agreement constituting or otherwise affecting any of the Quest Assets; and

           (e) an Adverse Environmental Condition exists with respect to any of the Quest Assets; and

           (f) any of the Quest Assets contributed to the Company by a Quest Member (or any of the Quest Assets which a Quest Member had otherwise agreed to contribute the same to the Company under the Contribution Agreement or the Class A Unit Purchase Agreement) is subject to any Preferential Rights, which, (i) in the case of a consent to assign, has not been obtained with respect to the contribution and assignment of the Quest Assets as of the Closing Date, and (ii) in the case of other Preferential Rights, either (x) has been exercised prior to the Closing Date, or (y) has not been waived prior to the Closing Date, or (z) the requisite period has not elapsed without said right having been exercised on or prior to the Closing Date; and

          (g) any of the Defects described in subparagraphs (a)-(f) above apply with respect to any of the Quest Assets which are (or are to be) contributed or otherwise assigned by (or for the benefit of) the Company to its subsidiary, Bluestem.

           "Defect Notice Date" is defined in Section 5.9(a).

           "Defect Property" means any of the Quest Assets (or portion thereof) contributed (or to have been contributed) to the Company by the Quest Members which either (i) is subject to a Defect, or (ii) under the terms of Section 5.9, the Company or the Class A Member has the right to reject or otherwise cause the re-assignment to such Quest Member of such Contributed Property from the Company, or (iii) under the provisions this Agreement, the Defect Value therefor is added to the Defect Property Loss Amount.

           "Defect Property Loss Amount" means the sum of the amounts of all Defect Values of any Defects (insofar as they were not cured in accordance with the provisions of Section 5.9 below).

           "Defect Property  Loss  Distribution"  is  defined in Section 5.4(c).

           "Defect Value" means, with respect to a Defect Property, the amount attributable to the Defect relating thereto which is determined in accordance with the Defect Value Guidelines (or other methods of valuation deemed appropriate by the Board).

           "Defect Value Guidelines" means with respect to each Defect, that the Defect Value thereof shall be determined in accordance with the following guidelines:

           (a) if the Defect is one identified in the Class A Member's notice that the Quest Member owns a lesser net revenue interest or a greater working interest than that shown on Schedule 1.01(bb) to the Class A Unit Purchase Agreement, or the net mineral acres subject to a Lease is less than that shown on Schedule 1.01(bb) to the Class A Unit Purchase Agreement, then the Defect Value shall be the amount by which the Agreed Value for the contributed Quest Assets affected would be reduced if it were reduced to reflect the proportionate reduction of the net revenue interest or the net mineral acres, or the increase in working interest;

           (b) in the event a third party exercises an applicable Preferential Right to purchase, the subject Quest Assets shall be removed from contribution (or will be re-conveyed by the Company), the Defect Value shall be the Agreed Value of the affected Quest Asset;

          (c) if the Defect is that a third party fails to give a necessary consent or approval to assign any of the Quest Assets, in a form reasonably acceptable to the Class A Member, and the subject Quest Assets cannot be contributed (or must be re-conveyed, or, subject to the consent of the holders of the Senior Debt, the Class A member has the right to require the Company to re-convey the Quest Assets), then the Defect Value would be the Agreed Value of the affected Quest Assets;

           (d) if a Defect is a lien, encumbrance or other charge or claim upon a Quest Assets which is liquidated in amount, then the Defect Value would be sum necessary to be paid to the obligee to remove the Defect from the affected Quest Assets;

           (e) if the Defect is an Adverse Environmental Condition, the Defect Value would be all costs, expenses and Claims relating to the remediating or otherwise pertaining to the clean-up of the affected Quest Assets and the amount of any penalties, fines, or other monetary assessments associated with or arising from such Adverse Environmental Condition; provided, however, that to the extent that in accordance with the provisions of Section 5.9 below the applicable Defect Property is re-conveyed by the Company, then the Defect Value shall equal the Agreed Value of the affected Defect Property.

           "Delaware Certificate" is defined in the Recitals.

           "Depletable Property" means the economic interests held by the Company in oil and gas producing properties that are subject to the allowance for depletion in accordance with section 611 of the Code.

           "Dispute Resolution Procedures" is defined in Section 10.10.
                                                         -------------

           "Dissolution Event" is defined in Section 9.1(a).

           "Distribution Date" is defined in Section 5.4.

           "Early Liquidation Event" means a Dissolution Event that occurs on or before three years after the Closing Date.

           "Economic Risk of Loss" is defined in Treas. Reg.ss.1.752-2(a).

           "Effective Date" is defined in the introductory paragraph.

           "Encumber," "Encumbering" or "Encumbrance" means the creation of a security interest, lien, pledge, mortgage or other encumbrance, whether such encumbrance be voluntary, involuntary or by operation of Law.

           "Environmental Laws" means any Law, writ, decision or injunction relating to the protection of the environment, natural resources or public health and safety in effect on the Closing Date or thereafter enacted.

          "Fair Market Value" means the fair market value of the Company or, as the context may require, the Company Assets, determined as follows: either
     (i) the fair market value determined by the Board, but if the Board is unable to reach a unanimous agreement on the fair market value of the Company within 45 days following the event giving rise to the need to determine such Fair Market Value in accordance with the provisions of Exhibit E, then (ii) the fair market value determined by an appraisal conducted in the following manner: the Class A Members (collectively) shall, in a written notice, designate one independent appraiser from the list set forth herein as Exhibit D hereto, which Exhibit D may be amended from time to time by the unanimous vote of the Board. The appraiser so appointed under subpart (ii) above shall, as soon as possible but in no event longer than ninety (90) days of such designation, determine the fair market value of the Company as of the date of the event giving rise to the purchase hereunder and deliver its report to all of the Members. If the fair market value is to be determined by such appraisal method, then the Class B Members (collectively) shall have ten (10) days following receipt of such report to elect to have a second appraisal conducted by one of the remaining independent appraisers designated on Exhibit D. If the Class B Members (collectively) exercise such right, the second appraiser shall, within thirty (30) days of such designation, determine the fair market value of the Company as of the date of the event which gave rise to the purchase hereunder and deliver its report to the Members. Any appraiser designated as provided herein shall, in making its determination: consider whatever factors relating to the Company as its deems necessary or advisable but shall not take into account any discount for lack of marketability, minority interest or any other similar factors affecting the Units of the Members. The fair market value of the Company shall be the value determined by the appraiser, if only one shall be designated, or shall be the average of both appraisals if a second appraiser is designated. Each party designating an appraiser shall bear the fees and expenses incurred by such appraiser in reaching its determination.

           "Fiscal Year" is defined in Section 7.1(c).

           "Formation Date" is defined in the Recitals.

           "Gathering Agreement" means the Gathering Agreement between the Company and Bluestem, to be entered into on or before the Closing Date.

           "Governmental Authority" (or "Governmental") means a federal, state, local or foreign governmental authority; a state, province, commonwealth, territory or district thereof; a county or parish; a city, town, township, village or other municipality; a district, ward or other subdivision of any of the foregoing; any executive, legislative or other governing body of any of the foregoing; any agency, authority, board, department, system, service, office, commission, committee, council or other administrative body of any of the foregoing; any court or other judicial body; and any officer, official or other representative of any of the foregoing.

          "Immediate Family Member" means with respect to an individual, such individual's spouse, parent, sibling or child, or any trust created for the benefit of such individual's spouse, parent, sibling or child.

          "Indemnitee" is defined in Section 6.6(a).

          "Inflation Index" means the Consumer Price Index for all Urban Consumers published by the Bureau of Labor Statistics of the United States

     Department of Labor, all items (1982-1984 = 100) or any successor index established by the Bureau of Labor Statistics for that index.

           "Investment Company Act" means the Investment Company Act of 1940, as amended.

           "Involuntary Transfer" is defined in Exhibit E.

           "IRS" means the United States Internal Revenue Service.

           "Law" means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority having valid jurisdiction.

           "Lease" shall have the meaning attributed to such term in the Class A Unit Purchase Agreement.

           "Liquidation Date" means the date on which a Dissolution Event arises pursuant to Section 9.1.

           "Liquidator" means the Person or Persons designated to liquidate the Company as provided in Section 9.2(a).

           "Make Whole Payment" means a payment to the holder of the Subordinated Note equal to the amount that, when added to all prior payments under the Subordinated Note (including, without limitation, payments made under the Subordinated Note immediately prior to making the Make Whole Payment, itself) equals 150% of the original outstanding principal balance of the Subordinated Note.

           "Manager" is defined in Section 6.2(a).

           "Management Agreement" means that certain Operating and Management Agreement between the Company and Quest Energy Services, Inc. relating to operations and management services to be provided by QES to the Company.

           "Management Compensation" means the monthly fee and other amounts to be paid by the Company to QES for services rendered and reimbursement of certain costs and expenses under the Management Agreement.

          "Member" means any Person executing this Agreement as of the date of this Agreement and any Person hereafter admitted to the Company as a Member as provided in this Agreement, but such term does not include any Person who has ceased to be a Member of the Company.

          "Member Interest" means the ownership interest of a Member in the Company, and includes any and all benefits to which such Member is entitled as provided in this Agreement, together with all obligations of such Member to comply with the terms and provisions of this Agreement.

          "Member Nonrecourse Debt" is defined in Treas. Reg. ss.1.704-2(b)(4) (after substituting the term "member" for "partner").

          "Member   Nonrecourse   Debt  Minimum   Gain"  is  defined  in  Treas.
     Reg.ss.1.704-2(i)(2) (after substituting the term "member" for "partner").

          "Member Nonrecourse Deductions" means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treas. Reg.ss.1.704-2(i), are attributable to Member Nonrecourse Debt.

           "Member Vote" means the approval by those Class A Members who, in the aggregate, have a Class A Unit Sharing Ratio in excess of 50%, together with the approval of those Class B Members who, in the aggregate, have a Class B Unit Sharing Ratio in excess of 50%.

           "Merger" means the merger of the Company with or into any other Person that results in a Change of Control of the Company.

          "Minimum Gain" means that amount determined in accordance with the principles of Treas. Reg.ss.1.704-2(d).

           "Net Agreed Value" means (a) in the case of the Quest Assets, unless otherwise agreed to by a unanimous vote of the Board, the net agreed value of the Quest Assets contributed to the Company under the Contribution Agreement, (b) in the case of any other Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Company upon such contribution or to which such property is subject when contributed as set forth on Exhibit A, and (c) in the case of any property distributed to a Member by the Company, the Company's Carrying Value of such property (as adjusted pursuant to Section 5.1(e)) at the time such property is distributed, reduced by any indebtedness either assumed by such Member upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under section 752 of the Code.

           "Net Cash Flow" means, as of any Distribution Date, all revenues (including revenues from the sale of hydrocarbons and fees collected from third parties for use of the Company's infrastructure) and other cash proceeds received by the Company from any source LESS:

          (a) royalty and other third party lease burdens;

          (b) production taxes and levies;

           (c) lease operating expenses;

           (d) capital expenditures;

           (e) debt service obligations to lenders other than the holder of the Subordinated Note;

           (f) any reserve funding requirements of the lenders to the Company or as otherwise determined by the Board;

           (g) reasonable  working capital  reserves as determined by the Board;
      and

           (h)  any  accrued   Management   Compensation  under  the  Management
      Agreement.

           Notwithstanding the foregoing, "Net Cash Flow" with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

           "Net Income" means, for any Tax Period, the excess, if any, of the Company's items of income and gain for such Tax Period over the Company's items of loss and deduction for such Tax Period. The items included in the calculation of Net Income shall be determined in accordance with Section 5.1(b) and shall not include any items allocated under Section 5.2(a) or
      Section 5.2(b).

           "Net Loss" means, for any Tax Period, the excess, if any, of the Company's items of loss and deduction for such Tax Period over the Company's items of income and gain for such Tax Period. The items included in the calculation of Net Loss shall be determined in accordance with
      Section 5.1(b) and shall not include any items allocated under Section 5.2(a) or Section 5.2(b).

           "Non-Competition Agreement" means the Non-Competition Agreement (substantially in the form attached hereto as Exhibit F) to be entered into by each of the Members and certain of their Affiliates pursuant to which the parties will agree not to compete with the Company in the Cherokee Basin and to pursue and conduct all opportunities in the Cherokee Basin only through the Company.

          "Nonconflicted Member" means (i) any Class A Member, to the extent that either (1) any of the Class B Members or QRC are or are deemed to be in a Conflict Circumstance, (2) any of the Class B Members are (or are deemed to be) a Conflicted Member, or (3) to the extent there is a Change of Control of or Involuntary Transfer by QRC or any Class B Member, and
     (ii) the Class B Members, to the extent that either (1) any Class A Member is (or is deemed to be) a Conflicted Member with respect to a Conflict Circumstance, or (2) there is a Change of Control or Involuntary Transfer by the Class A Member insofar as any such Change of Control of or Involuntary Transfer by the Class A Member occurs prior to the third anniversary of the Effective Date.

           "Nonrecourse Built-in Gain" means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Members pursuant to Section 5.3(e)(i)(B),
      Section 5.3(e)(ii)(B) and Section 5.3(e)(iii) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

           "Nonrecourse Deductions" means any and all items of loss, deduction or expenditures (described in section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treas. Reg. ss.1.704-2(b), are attributable to a Nonrecourse Liability.

          "Nonrecourse Liability" is defined in Treas. Reg. ss.1.752-1(a)(2).

          "Officers" is defined in Section 6.4(a).

          "Original Agreement" is defined in Recitals.

          "Other Members" means, with respect to the Class A Member, the Class B Members and with respect to the Class B Members, the Class A Member.

           "Parent" means, with respect to a Person, that Affiliate of such Person that Controls such Person and is not Controlled by any other Person.

           "Person"  means  the  meaning   assigned  to  that  term  in  section
      18-101(12) of the Act and also includes a Governmental Authority and any other entity.

           "Preferential Rights" shall mean any preferential purchase rights, rights of first refusal, consents to assign, lessor's approvals, or similar rights.

           "Quarter" means, unless the context requires otherwise, a fiscal quarter.

           "Quest Assets" shall have the meaning attributed to such term in the Class A Unit Purchase Agreement.

          "Quest Excess Tax Distribution" shall be determined as of the date of each distribution under Section 5.4(a) or Section 5.4(b), as the case may be, occurring closest to the date that QRC makes a quarterly payment of estimated federal and state income tax (the "Quest Quarterly Tax Payment") and will be equal to the difference (but not less than zero) between (i) the sum of the amount of the current Quest Quarterly Tax Payment and the amount of all Quest Quarterly Tax Payments previously made during the current Fiscal Year and (ii) the sum of the aggregate amount that the Class B Members would be distributed pursuant to Section 5.4(a)(iii) or Section 5.4(b)(iii), as the case may be, on such date of distribution if the amount of the distribution pursuant to Section 5.4(a)(i) or Section 5.4(b)(i), as the case may be, on such date was zero and the amount of all such distributions previously made during the current Fiscal Year to the Class B Members; provided, that in no event will the sum of (I) the Quest Excess Tax

     Distribution as of any date and (II) the aggregate amount that the Class B Members would be distributed pursuant to Section 5.4(a)(iii) or Section 5.4(b)(iii), as the case may be, exceed 50 percent of the total Net Cash Flow distributable on such date; and provided further that at such time as the Subordinated Note has been paid in full and the Class A Member IRR is 30 percent, the Quest Excess Tax Distribution will thereafter be zero.

           "Quest Members" or "Quest Member" is defined in the introductory paragraph.

           "QRC" means Quest Resource Corporation, a Nevada corporation.

           "Recapture Income" means any gain recognized by the Company (computed without regard to any adjustment required by section 734 or 743 of the
      Code) upon the disposition of any property or asset of the Company, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

           "Record Holder" means the Person in whose name a Unit is registered on the books of the Company as of the date of determination.

           "Related Agreements" means the Contribution Agreement, the Class A Unit Purchase Agreement, the Management Agreement, the Subordinated Note Agreement, Non-Competition Agreement, Gathering Agreement and any other agreement contemplated by the foregoing agreements to which the Company and a Member or any Affiliate of a Member are parties, as all of such agreements may be amended from time to time after the Closing Date.

           "Required Allocation" means any allocation (or limitation imposed on an allocation) of an item of income, gain, deduction or loss pursuant to Sections 5.2(a), 5.2(d)(i), 5.2(d)(ii), 5.2(d)(iii), 5.2(d)(vi) and
      5.2(d)(viii).

           "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Company recognized for federal income tax purposes resulting from a sale, exchange, or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 5.3(e)(i)(B) or Section 5.3(e)(ii)(B) to eliminate Book-Tax Disparities.

           "Senior Debt" shall mean all principal, interest (including, without limitation, interest accruing after the filing or commencement of any insolvency or bankruptcy proceeding, whether or not an allowed claim in such proceeding), fees, expenses, indemnities and other charges, now existing or hereafter arising under or with respect to the Senior Debt Documents.

          "Senior Debt Documents" shall mean any credit agreement, note, indenture, lease or other agreements, mortgages or instruments by which the Company has received financing that, either by its terms or pursuant to an agreement with the holder of the Subordinated Note, is senior in right of payment to the Subordinated Debt, as any of the foregoing may be amended, restated or supplemented from time to time.

           "Sharing Ratios" means (i) 30 percent to the Class A Members in proportion to their respective Class A Unit Sharing Ratios and (ii) 70 percent to the Class B Members in proportion to their respective Class B Unit Sharing Ratios.

           "Simulated   Basis"  means  the  Carrying  Value  of  any  Depletable
      Property.

           "Simulated Depletion" means a depletion allowance computed (in accordance with federal income tax principles) for each taxable year with respect to each Depletable Property using the cost (not percentage) method of depletion under Treas. Reg. ss.1.704-1(b)(2)(iv)(k)(2). For purposes of computing Simulated Depletion with respect to any property, the Carrying Value of such property shall be deemed to be the Simulated Basis in such property and in no event shall such allowance, in the aggregate, exceed such Simulated Basis. Solely for purposes of this calculation, remaining reserves shall be as determined consistently by the TMM as approved by the Board.

           "Simulated Gain" attributable to a Depletable Property means, upon the sale or other taxable disposition of a Depletable Property by the Company, the excess, if any, of the amount realized from the disposition over the Simulated Basis of such property, as theretofore adjusted. For these purposes, Simulated Gains shall be computed in accordance with Treas. Reg. ss.1.704-1(b)(2)(iv)(k)(2) applying cost (not percentage) depletion.

           "Simulated Loss" attributable to a Depletable Property means, upon the sale or other taxable disposition of a Depletable Property by the Company, the excess, if any, of the Simulated Basis of such property, as theretofore adjusted, over the amount realized from the sale or disposition. For these purposes, Simulated Losses shall be computed in accordance with Treas. Reg. ss.1.704-1(b)(2)(iv)(k)(2) applying cost (not percentage) depletion.

           "Specified Price" means, for purposes of Exhibit E and with respect to a particular Member, the amount equal to the hypothetical aggregate distributions such Member would receive if all Company Assets were sold for cash equal to their Fair Market Value, all Company liabilities were satisfied to the extent required by their terms (limited with respect to any Nonrecourse Liability or Member Nonrecourse Debt, to the Fair Market Value of the assets securing each such liability), and all remaining cash and other assets were distributed in full to the Members pursuant to the provisions of Section 5.4.

          "Specified Price Per Class A Unit" means the aggregate Specified Price for all Class A Members divided by the total number of Class A Units that are issued and outstanding (on a fully diluted basis) as of the date of determination.

           "Specified Price Per Class B Unit" means the aggregate Specified Price for all Class B Members divided by the total number of Class B Units that are issued and outstanding (on a fully diluted basis) as of the date of determination.

           "Specified Price Per Unit" means, with respect to any Class A Units or the Class B Units to be sold under Sections 1.4 or 1.5 of Exhibit E, the Specified Price Per Class A Units (with respect to Class A Units) or the Specified Price Per Class B Unit (with respect to Class B Units), as the case may be.

           "Subordinated Debt" shall mean all principal, interest (including, without limitation, interest accruing after the filing or commencement of any insolvency or bankruptcy proceeding, whether or not an allowed claim in such proceeding), fees, expenses, indemnities and other charges, now existing or hereafter arising under or with respect to the Subordinated Note.

           "Subordinated Note" (whether one or more) means the 15 percent notes issued by the Company pursuant to the terms of the Subordinated Note Agreement.

           "Subordinated Note Agreement" means the Note Purchase Agreement dated as of December 22, 2003, as amended, restated or supplemented from time to time.

           "Subsidiary" means, as to any Person, (a) any corporation more than 50 percent of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (b) any limited liability company, partnership, limited partnership, joint venture, unincorporated association or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50 percent equity interest at the time or has the power or authority, through ownership of voting securities, by contract or otherwise, to exercise Control over the business affairs of the entity.

          "Target Capital Account" means, with respect to any Member, an amount equal to the hypothetical distributions such Member would receive if all Company Assets not sold as provided in Section 9.2(a) were sold for cash equal to their Fair Market Value, all Company liabilities were satisfied to the extent required by their terms (limited, with respect to any Nonrecourse Liability or Member Nonrecourse Debt, to the Fair Market Value of the assets securing each such liability) and the remaining assets were distributed in full to the Members pursuant to Section 5.4 without regard to Section 5.4(a)(i) or Section 5.4(b)(i).

          "Tax Distribution Balance" means, as of any date of determination, the difference between (i) the total aggregate distributions made to the Class B

     Members  pursuant to Section  5.4(a)(i) and Section  5.4(b)(i) and (ii) the
     total  aggregate   payments  or  distributions  made  pursuant  to  Section
     5.4(a)(ii) and Section 5.4(b)(ii).

           "Tax Matters Member" or "TMM" is defined in Section 7.3.

           "Tax Period" means the taxable year (or any other relevant taxable period) of the Company for federal income tax purposes.

           "Term" is defined in Section 2.6.
                                -----------

           "Third Party" means any Person other than a Member or any of its Wholly-Owned Subsidiaries.

           "Transfer" means a sale, assignment, conveyance, gift, exchange, disposition, pledge, hypothecation or other transfer, whether voluntary or involuntary, by operation of law or otherwise.

           "Transfer Restrictions" means the restrictions and other provisions relating to the Transfer of Units set forth on Exhibit E attached hereto and set forth in any other provisions in this Agreement.

          "Treasury   Regulations"  or  "Treas.   Reg."  means  the  Income  Tax
     Regulations promulgated under the Code.

           "Unit"   means  a  Member   Interest  of  a  Member  in  the  Company
      representing a fractional part of the Member Interests of all Members and shall consist of Class A Units and Class B Units.

           "Unrealized Gain" attributable to any Company Asset means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 5.1(d) or Section 5.1(e)), over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.1(d) or Section 5.1(e) as of such date).

           "Unrealized Loss" attributable to any Company Asset means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.1(d) or Section 5.1(e) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.1(d) or Section 5.1(e)).

           "U.S. GAAP" means generally accepted accounting principles as in effect in the United States of America on the applicable date.

           "Wholly-Owned Subsidiary" means an entity in which the Person in question owns or controls 80% or more of the voting securities of such entity.

     Other terms defined herein have the meanings so given them.

     1.2 Construction. Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine, and neuter; (b) the term "include" or "includes" means "includes, without limitation," and "including" means "including, without limitation"; (c) references to Articles and Sections refer to Articles and Sections of this Agreement; (d) references to Exhibits refer to the Exhibits attached to this Agreement, which are made a part hereof for all purposes; (e) references to Laws refer to such Laws as they may be amended from time to time, and references to particular provisions of a Law include any corresponding provisions of any succeeding Law; and (f) references to money refer to legal currency of the United States of America.

                                   ARTICLE 2
                                 ORGANIZATION

     2.1 Formation; Continuation; Amendment and Restatement. The Members ratify the organization and formation of the Company and continue the Company, pursuant to the terms and conditions of this Agreement. This Agreement amends and restates in its entirety and supersedes the Original Agreement, which shall have no further force or effect from and after the Effective Date. The rights and liabilities of the Members shall be as provided in the Act, except as may be expressly provided otherwise in this Agreement.

     2.2 Name. The name of the Company shall continue to be "Quest Cherokee, LLC," and all Company business must be conducted in that name or such other names that comply with Law as the Board selects.

     2.3 Registered Office; Registered Agent; Principal Office; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Delaware Certificate or such other office (which need not be a place of business of the Company) as the Board may designate in the manner provided by Law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Delaware Certificate or such other Person or Persons as the Board may designate in the manner provided by Law. The principal office of the Company in the United States shall be at 5901 N. Western, Suite 200, Oklahoma City, Oklahoma, or at such place as the Board may designate, which may but need not be in the State of Delaware, and the Company shall maintain records there or at such other place as the Board shall designate and shall keep the street address of such principal office at the registered office of the Company in the State of Delaware. The Company may have such other offices as the Board designates.

     2.4 Purposes. The purposes of the Company are (a) to own, hold, sell and otherwise deal with all Company Assets and all liabilities related or attributable thereto, all pursuant to and in accordance with the provisions of this Agreement, (b) to engage directly in, or entering into or forming any corporation, partnership, joint venture, limited liability company or other arrangement to engage directly in, any business activity that the Company is permitted to engage in by this Agreement and, in connection therewith, exercising all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity, (c) engaging directly in, or entering into or forming any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the Board pursuant to the provisions of Article 6 and which lawfully may be conducted by a limited liability company pursuant to the Act and, in connection therewith, exercising all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity, and (d) engaging in activities incidental or reasonably related to, resulting from, or otherwise necessary or convenient to facilitate, the activities referred to in the foregoing clauses (a) through (c); provided, that all of such activities shall be undertaken only in the Cherokee Basin unless the Board shall determine otherwise.

     2.5 Foreign Qualification. Prior to the Company's conducting business in any jurisdiction other than the State of Delaware, the Board shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Board, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Board, each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

     2.6 Term. The period of existence of the Company (the "Term") commenced on the Formation Date and shall end at such time as a certificate of cancellation is filed with the Secretary of State of the State of Delaware in accordance with Section 9.3. Notwithstanding the foregoing, the term of the Company shall not end prior to December 31, 2010, unless unanimously agreed to by the Members.

     2.7 Powers. The Company is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section
2.4 and for the protection and benefit of the Company.

     2.8 Bluestem Contributions. The Company has formed, and owns all of the membership interests of, Bluestem. Initially, Bluestem will acquire, hold, operate and dispose of certain gathering systems, gathering pipelines, related rights of way and easements, and related contracts and interests (collectively, "Gathering Assets), subject to the other provisions of this Agreement. The Members agree that any Gathering Assets which are either (i) part of the Quest Assets, or (ii) part of the assets acquired (or to be acquired) by Company pursuant to that Purchase and Sale Agreement dated as of December 10, 2003 between Devon Energy Production Company, L.P. and Tall Grass Gas Services,
L.L.C., as sellers, and QRC, as buyer ("Devon PSA") (QRC has assigned its interest in the Devon PSA to the Company), shall be contributed and assigned by the Company to Bluestem. On or before the Closing Date, Company shall cause Bluestem to enter into the Gathering Agreement, where Bluestem will agree to provide gathering services with respect to oil and gas properties constituting the Company Assets.

                                   ARTICLE 3
                       AUTHORIZED UNITS; RIGHTS OF MEMBERS

     3.1   Authorized Number of Units.

     (a) The aggregate number of Units that the Company is authorized to issue is the total number of Units consisting of the following classes:

          (i) the Company shall be authorized to issue 10,000 Class A Units of Member Interest ("Class A Units"), and

          (ii) the Company shall be authorized to issue 10,000 Class B Units of Member Interest ("Class B Units").

     (b) The rights of the holders of the Class A Units and the Class B Units shall be as expressly provided in this Agreement.

     3.2 Personal Property. A Member's Units shall be personal property for all purposes.

     3.3 Certificates. Upon the Company's issuance of Units to any Person as of or after the date of this Agreement, the Company shall issue one or more Certificates in the name of such Person evidencing the number of such Units being so issued. Certificates shall be executed on behalf of the Company by the President and Chief Executive Officer or any Vice President and the Secretary or any Assistant Secretary of the Company.

     The Company hereby irrevocably elects that all interests in the Company shall be securities governed by Article 8 of the Uniform Commercial Code and shall be evidenced by certificates. Each certificate shall bear the following legend: "This certificate evidences a membership interest in the Company and shall be a security for purposes of Article 8 of the Uniform Commercial Code as in effect in the State of Delaware." The certificated interests shall be in registered form within the meaning of Article 8 of the Uniform Commercial Code. The purpose and intent of this Section 3.3, and the certificates of units evidencing Membership Interests, shall be to evidence Membership Interests that are governed by Article 8 of the Uniform Commercial Code but shall not be to affect, impair, expand, alter, or diminish the distributions or allocations set forth in this Agreement or any other provision contained in this Agreement that relates to income, profits, losses, voting or the rights and obligations of the Members or the Company under this Agreement. Each certificate shall also bear such other legends as required in this Agreement or in Exhibit E attached hereto.

     3.4  Mutilated, Destroyed, Lost or Stolen Certificates.

     (a) If any mutilated Certificate is surrendered to the Company, the appropriate officers of the Company shall execute and deliver, in exchange therefor, a new Certificate evidencing the same number and type of Units as the Certificate so surrendered.

     (b) The appropriate officers of the Company shall execute and deliver a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

          (i) makes proof by affidavit, in form and substance satisfactory to the Company, that a previously issued Certificate has been lost, destroyed or stolen;

          (ii) requests the issuance of a new Certificate before the Company has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

          (iii) if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with surety or sureties and with fixed or open penalty as the Company may reasonably direct, in its sole discretion, to indemnify the Company against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

          (iv) satisfies any other reasonable requirements imposed by the Board.

     If a Member fails to notify the Company within a reasonable time after it has notice of the loss, destruction or theft of a Certificate, and a transfer of the Member Interests represented by the Certificate is registered before the Company receives such notification, the Member shall be precluded from making any claim against the Company for such transfer or for a new Certificate.

     (c)  As a condition  to the  issuance  of any new  Certificate  under  this
Section 3.4, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses reasonably connected therewith.

     3.5 Record Holders. The Company shall be entitled to recognize the Record Holder as the Member with respect to any Member Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Member Interest on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by Applicable Law.

     3.6 Liability of Members to Third Parties; Relationship between Members. No Member shall be liable for the debts, obligations or liabilities of the Company solely by virtue of its status as a Member of the Company. Except as may be expressly provided in another separate, written guaranty or other agreement executed by a Member, no Member shall be liable for the debts, obligations or liabilities of the Company, including under a judgment, decree or order of a court. Except as otherwise provided in this Agreement, no Member has the authority or power to act for or on behalf of or bind the Company or to incur any expenditures on behalf of the Company. This Agreement shall not be deemed for any purpose to create a general partnership, limited partnership, joint venture or any other similar relationship among the Members, and the Members intend that no Member be a partner of any other Member for any purposes other than federal and state tax purposes. Each Member, to the fullest extent permitted by Applicable Law, expressly waives any fiduciary duty that any other Member may owe to such Member under Applicable Law or otherwise.

     3.7 Access to Information. The Company shall be required to provide any information that a Member may reasonably request concerning the Company; provided, however, that this Section 3.7 shall not obligate (a) the Company or any Member to create any information that does not already exist at the time of such request (other than to convert existing information from one medium to another, such as providing a printout of information that is stored in a computer database) or (b) any Member to disclose (i) its tax or accounting practices relating to its ownership or transfer of its Units or (ii) its business activities other than activities undertaken pursuant to this Agreement, the Contribution Agreement, the Class A Unit Purchase Agreement, or other than as may be necessary to disclose in order to confirm or enforce the provisions of the Non-Competition Agreement. Each Member shall also have the right, upon reasonable notice, and at all reasonable times during usual business hours to inspect the assets of the Company and to audit, examine and make copies of the books of account and other records of the Company. Such right may be exercised through any agent or employee of such Member designated in writing by it or by an independent public accountant, attorney or other consultant so designated. The Member making the request shall bear all costs and expenses incurred in any inspection, examination or audit made on such Member's behalf.


                                   ARTICLE 4
                              CAPITAL CONTRIBUTIONS

     4.1   Capital Contributions.

     (a) On the Closing Date, CPL has contributed to the Company, as a Capital Contribution, subject to and in accordance with the terms and provisions of the Class A Unit Purchase Agreement, cash in the amount set forth in the Class A Unit Purchase Agreement in exchange for all the number of Class A Units set forth opposite its name on Exhibit A attached hereto, such Class A Units to be subject to all of the terms, provisions and conditions of this Agreement.

     (b) The Quest Members have, on or prior to the Closing Date, contributed to the Company, as a Capital Contribution, subject to and in accordance with the terms and provisions of the Contribution Agreement and the Class A Unit Purchase Agreement, all of the assets described in the Contribution Agreement and the Class A Unit Purchase Agreement in exchange for membership interests in the Company. Effective as of the Closing Date, all such membership interests have been converted into the number of Class B Units set forth opposite each Quest Member's name on Exhibit A attached hereto, such Class B Units to be subject to all of the terms, provisions and conditions of this Agreement.

     (c) Except as otherwise required by this Agreement or in the Act, the Capital Contributions referred to in Section 4.1(a) and Section 4.1(b) shall constitute the full obligation of the respective Members to furnish funds or property to the Company, and no additional funds or other property shall be required of any Member. No Member shall have the right to make any additional Capital Contributions.

     (d) All Member Interests issued to the Members pursuant to, and in accordance with the requirements of, this Article 4 shall be fully paid and non-assessable Member Interests, except as such non-assessability may be affected by section 18-607 of the Act.

     4.2 No Interest or Withdrawal. No interest shall be paid by the Company on Capital Contributions or on balances in Capital Accounts. No Member shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distributions from the Company, except as expressly provided in this Agreement. A Member shall not be required to contribute any cash or property to the Company to enable the Company to return any Member's Capital Contribution.

     4.3 Title to Company Assets. Title to Company Assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Manager or Member, individually or collectively, shall have any ownership interest in such Company Assets or any portion thereof.

     4.4 Creditors of the Company. Except for the holder of the Subordinated Note, no creditor of the Company will have or shall acquire at any time any direct or indirect interest in the profits, capital or property of the Company other than the security interest of a secured creditor as a result of making a loan to the Company or the security interests granted to the Class A Member in accordance with the terms of the Class A Unit Purchase Agreement (or any security agreement or pledge agreement executed in connection therewith), and the Company and/or Member(s) executing and delivering security documents to evidence such security interest.

                                   ARTICLE 5
                CAPITAL ACCOUNTS, ALLOCATIONS AND DISTRIBUTIONS

     5.1   Capital Accounts.

     (a) The Company shall establish and maintain for each Member a separate Capital Account in accordance with the rules of Treas. Reg. ss.1.704-1(b)
(2)(iv). Such Capital Account shall be increased by (i) the cash amount or Net Agreed Value of all Capital Contributions made or deemed made to the Company by that Member pursuant to this Agreement, and (ii) all items of Company income and gain (including income and gain exempt from tax) computed in accordance with
Section 5.1(b) and allocated to that Member pursuant to Section 5.2, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made to that Member pursuant to this Agreement and (y) all items of Company deduction and loss computed in accordance with
Section 5.1(b) and allocated to that Member pursuant to Section 5.2. The Net Agreed Value of the Capital Contributions made by each Member on the respective dates of such Capital Contributions pursuant to Section 4.1 shall be set forth on Exhibit A; provided, however, that in the event that any property contributed by a Quest Member becomes a Defect Property, as provided in Section 5.9 below, and the Company is not indemnified in whole or in part for such Defect Value, then the Net Agreed Value of such Defect Property shall be reduced by the amount of the Defect Value for which the Company was not indemnified.

     (b) For purposes of computing the amount of any item of income, gain, loss, or deduction to be reflected in the Members' Capital Accounts, the determination, recognition, and classification of any such item shall be the same as its determination, recognition, and classification for federal income tax purposes (including any method or methods of depreciation, cost recovery, or amortization used for that purpose), provided that:

          (i)  Except  as   otherwise   provided  in  Treas.   Reg.ss.1.704-1(b)
     (2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under section 754 of the Code which may be made by the Company and, as to those items described in section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Company Asset pursuant to section 734(b) or 743(b) of the Code is required, pursuant to Treas. Reg. ss.1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

          (ii) Any income, gain, or loss attributable to the taxable disposition of any Company Assets other than a Depletable Property shall be determined as if the adjusted basis of such property as of such date of disposition was equal in amount to the Company's Carrying Value with respect to such property as of such date.

          (iii) In accordance with the requirements of section 704(b) of the Code, any deductions for depreciation, cost recovery, or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Company was equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 5.1(d) or Section 5.1(e) to the Carrying Value of any Company Asset subject to depreciation, cost recovery, or amortization, any further deductions for such depreciation, cost recovery, or amortization attributable to such property shall be determined (x) as if the adjusted basis of such property was initially equal to the Carrying Value of such property immediately following such adjustment, and (y) using a rate of depreciation, cost recovery, or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery, or amortization deductions shall be determined using any reasonable method that the Board may adopt.

          (iv) Simulated Depletion with respect to each Depletable Property shall be allocated among the Members, and shall reduce each Member's Capital Account, in the same proportion that such Members (or their predecessors in interest) were allocated the adjusted tax basis of such property as provided in Section 5.3(b).

          (v) Any Simulated Gain shall be allocated to the Members and shall increase their Capital Accounts in the same manner as the amount realized in excess of Simulated Basis from such disposition is allocated to the Members under Section 5.3(d). Any Simulated Loss shall be allocated to the Members and shall reduce their Capital Accounts in the same proportion that such Members (or their predecessors-in-interest) were allocated the adjusted tax basis of such property as provided in Section 5.3(b).

     (c) An assignee of a Member Interest, upon admission as a Member, shall succeed to a pro rata portion of the Capital Account of the transferring Member relating to the Member Interest so transferred.

     (d) Consistent with the provisions of Treas. Reg. ss.1.704-1(b)(2)(iv)(f), on an issuance of additional Member Interests for cash or Contributed Property other than pursuant to Section 4.1, the Capital Accounts of the Members and the Carrying Value of all Company Assets immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company Assets, as if such Unrealized Gain or Unrealized Loss had been recognized on a sale of such properties immediately prior to such contribution for an amount equal to its fair market value. Any Unrealized Gain or Unrealized Loss attributable to such property shall be allocated in the manner set forth in Section 5.2. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Company Assets (including cash or cash equivalents) immediately prior to the issuance of additional Member Interests shall be determined by the Board using such reasonable method of valuation as it may adopt.

     (e) In accordance with Treas. Reg. ss.1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Member of any Company Asset (other than a distribution of cash that is not in redemption or retirement of a Member Interest), the Capital Accounts of all Members and the Carrying Value of all Company Assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company Assets, as if such Unrealized Gain or Unrealized Loss had been recognized on a sale of such properties immediately prior to such distribution for an amount equal to its fair market value. Any Unrealized Gain or Unrealized Loss attributable to such property shall be allocated in the same manner as set forth in Section 5.2. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Company Assets (including cash or cash equivalents) immediately prior to a distribution shall be determined and allocated among the assets by the Board using such reasonable method of valuation as it may adopt.

     5.2 Allocations for Capital Account Purposes. For purposes of maintaining the Capital Accounts and in determining the rights of the Members among themselves, Net Income or Net Loss, and all other items of Company income, gain, loss, and deduction ("book" items), for any Tax Period shall be allocated among the Members as follows:

     (a)  General.  Except as  provided  in Section  5.2(b),  Section  5.2(c) or
Section 5.2(d), (i) Net Income or Net Loss with respect to a Tax Period shall be allocated 30 percent to the Class A Member and 70 percent to the Class B Members, in proportion to their respective Class B Sharing Ratios; provided, however, that Net Loss shall not be allocated to a Member if such allocation would cause a Member to have or increase a deficit balance in its Adjusted Capital Account at a time when any other Member has a positive balance in its Adjusted Capital Account. Such Net Losses shall instead be allocated to each Member with a positive balance in its Adjusted Capital Account in proportion to such balances.

     (b)  Allocations of Income with Respect to a Defect Property Loss.

          (i) Notwithstanding the foregoing, in the event that the Class A Member receives during any Fiscal Year one or more Defect Property Loss Distributions pursuant to Section 5.4(c), the Class A Member will be allocated an amount of income for such Fiscal Year equal to the total Defect Property Loss Distributions received by the Class A Member pursuant to Section 5.4(c) for such Fiscal Year.

          (ii) In the event that the Company is required to pay the Class A Member or any of its Affiliates for an indemnified loss under any of the Related Agreements, such loss will be deemed made as a payment made to the Class A Member other than in its capacity as a Member and the deduction for such payment will be specially allocated to and borne by the Quest Member to which such loss relates.

     (c) Allocations Following a Dissolution Event. Following a Dissolution Event, all items of income, gain, loss and deduction shall be allocated among the Members so as to cause the Capital Account of each Member to be equal to its Target Capital Account.

     (d)  Special  Allocations.  Notwithstanding  any  other  provision  of this
Section  5.2,  the  following  special  allocations  shall  be made for such Tax
Period:

          (i) Minimum Gain Chargeback. Notwithstanding any other provision of this Section 5.2, if there is a net decrease in Minimum Gain during any Tax Period, each Member shall be allocated items of Company income and gain for such Tax Period (and, if necessary, subsequent Tax Periods) in the manner and amounts provided in Treas. Reg. ss.ss.1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 5.2(d)(i), each Member's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.2(d)(i) with respect to such Tax Period (other than an allocation pursuant to Section 5.2(d)(v) and Section 5.2(d)(vi)). This
     Section 5.2(d)(i) is intended to comply with the Minimum Gain Chargeback requirement in Treas. Reg.ss.1.704-2(f) and shall be interpreted consistently therewith.

          (ii) Chargeback of Member Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 5.2 (other than Section 5.2(d)(i)), except as provided in Treas. Reg. ss.1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Tax Period, any Member with a share of Member Nonrecourse Debt Minimum Gain at the beginning of such Tax Period shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treas. Reg. ss.ss.1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this
     Section 5.2(d)(ii), each Member's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.2(d)(ii), other than Section 5.2(d)(i) and other than an allocation pursuant to Section 5.2(d)(v) and Section 5.2(d)(vi), with respect to such Tax Period. This Section 5.2(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treas. Reg. ss.1.704-2(i)(4) and shall be interpreted consistently therewith.

          (iii) Qualified Income Offset. If any Member unexpectedly receives any adjustments, allocations, or distributions described in Treas. Reg. ss.ss.1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)
     (ii)(d)(6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible, unless such deficit balance is otherwise eliminated pursuant to Section 5.2(d)(i) or Section 5.2(d)(ii).

          (iv) Gross Income Allocations. In the event any Member has a deficit balance in its Capital Account at the end of any Tax Period in excess of the sum of (A) the amount such Member is required to restore pursuant to the provisions of this Agreement and (B) the amount such Member is deemed obligated to restore pursuant to Treas. Reg. ss.ss.1.704-2(g) and 1.704-2(i)(5), such Member shall be specially allocated items of Company gross income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 5.2(d)(iv) shall be made only if and to the extent that such Member would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 5.2 have been tentatively made as if this
     Section 5.2(d)(iv) were not in this Agreement.

          (v) Nonrecourse Deductions. Nonrecourse Deductions for any Tax Period shall be allocated among the Members in accordance with the ratio in which taxable income is allocated to the Members with respect to such Tax Period. If the Board determines that the Company's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under section 704(b) of the Code, the Board is authorized to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

          (vi) Member Nonrecourse Deductions. Member Nonrecourse Deductions for any Tax Period shall be allocated 100 percent to the Member that bears the Economic Risk of Loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treas. Reg. ss.1.704-2(i). If more than one Member bears the Economic Risk of Loss with respect to a Member Nonrecourse Debt, such Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such Economic Risk of Loss.

          (vii) Nonrecourse Liabilities. For purposes of Treas. Reg. ss.1.752-3(a)(3), the Members agree that Nonrecourse Liabilities of the Company in excess of the sum of (A) the amount of Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Members in accordance with their Sharing Ratios.

          (viii) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company Asset pursuant to section 734(b) or section 743(b) of the Code is required, pursuant to Treas. Reg. ss.1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Treasury Regulations.

          (ix) Curative Allocations. Notwithstanding any other provision of this
     Section 5.2, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Member pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Member under the Agreed Allocations had the Required Allocations and any related Curative Allocation not otherwise been provided in this Section 5.2. Notwithstanding the preceding sentence, Required Allocations relating to (A) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Company Minimum Gain and (B) Member Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Member Nonrecourse Debt Minimum Gain. Allocations pursuant to this Section 5.2(d)(ix) shall only be made with respect to Required Allocations to the extent the Board reasonably determines that such Required Allocations will otherwise be inconsistent with the economic agreement among the Members. Further, allocations pursuant to this Section 5.2(d)(ix) shall be deferred with respect to allocations pursuant to clauses (A) and (B) hereof to the extent the Board reasonably determines that such allocations are likely to be offset by subsequent Required Allocations.

     5.3  Allocations for Tax Purposes.

     (a) Except as otherwise provided in this Section 5.3, for tax purposes, each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as its correlative item of book income, gain, loss, or deduction is allocated pursuant to Section 5.2.

     (b) The deduction for depletion under section 611 of the Code with respect to each separate Depletable Property shall be computed for federal income tax purposes separately by each Member rather than by the Company in accordance with section 613A(c)(7)(D) of the Code. For purposes of such computation, the proportionate share of the adjusted basis (before taking into account any adjustment resulting from an election made by the Company on behalf of such Member under section 754 of the Code) of each Depletable Property allocated to each Member shall be determined in accordance with the following principles:

          (i) In the case of a Contributed Property, the adjusted basis of each such property shall be allocated in a manner consistent with the principles of section 704(c) of the Code to take into account any variation between the Agreed Value of such property and its adjusted basis for federal income tax purposes at the time of contribution.

          (ii) In the case of an Adjusted Property, the adjusted basis shall be allocated or reallocated (A) first to take into account all Unrealized Gain or Unrealized Loss and prior allocations thereof pursuant to Section 5.1(d) or Section 5.1(e) consistent with the principles of section 704(c) of the Code and (B) second, in the event such property was originally a Contributed Property, among the Members in a manner consistent with section 704(c) of the Code.

          (iii) In the case of all other oil and gas properties, the adjusted basis of such properties shall be allocated among the Members in accordance with their Sharing Ratios.

     (c) Each Member shall separately keep records of its share of the adjusted tax basis in each Depletable Property, adjust such share of the adjusted tax basis for any cost or percentage depletion allowable on such property and use such adjusted tax basis in the computation of its cost or percentage depletion or in the computation of its gain or loss on the disposition of such property by the Company. Upon the request of the TMM, each Member shall advise the TMM of its adjusted tax basis in each Depletable Property of the Company and any depletion computed with respect thereto as computed in accordance with Section 5.3(b).

     (d) For the purpose of the separate computation of gain or loss by each Member on the sale or disposition of each separate Depletable Property, the Company's "amount realized" (as such term is defined in section 1001(b) of the Code) from such sale shall be allocated for federal income tax purposes to the Members as follows:

          (i) In the case of any Contributed Property, such "amount realized" shall be allocated (A) first, to the Members in an amount equal to the Simulated Basis in such property in the same proportion as such Members were allocated adjusted basis in such property (as determined in accordance with Section 5.3(b) above), and (B) second, in the manner consistent with the principles of section 704(c) of the Code to take into account any variation between the Agreed Value of such property and its adjusted basis for federal income tax purposes at the time of contribution and (C) third, any Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Members in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 5.2.

          (ii) In the case of any Adjusted Property, such "amount realized" shall be allocated (A) first, to the Members in an amount equal to the Simulated Basis in such property in the same proportion as such Members were allocated adjusted basis in such property (as determined in accordance with Section 5.3(b) above), (B) second, in a manner consistent with the principles of section 704(c) of the Code to take into account the Unrealized Gain or Unrealized loss attributable to such property and the allocations thereof pursuant to Section 5.1(d) or Section 5.1(e), (C) third, in the event such property was originally a Contributed Property, be allocated among the Members in a manner consistent with Section 5.1(d), and
     (D), fourth, any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Members in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 5.2.

          (iii) In the case of all other oil and gas properties, the "amount realized" shall be allocated (1) first, to the Members in an amount equal to the Simulated Basis in each such property in the same proportion as such Members were allocated adjusted basis in (or attributable to such property (as determined in accordance with Section 5.3(b) above)) and (2) second, the balance to the Members in the same manner as the correlative item of "book" gain or loss is allocated pursuant to Section 5.2.

     (e) In an attempt to eliminate Book-Tax Disparities attributable to all other Contributed Property or Adjusted Property items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for tax purposes among the Members as follows:

          (i)  In the case of a Contributed Property,

               (A) such items attributable thereto shall be allocated among the Members in the manner provided under section 704(c) of the Code that takes into account the variation between the Agreed Value of such Contributed Property and its adjusted basis at the time of contribution; and

               (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Members in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 5.2.

          (ii) In the case of an Adjusted Property,

               (A) such items attributable thereto shall (1) first, be allocated among the Members in a manner consistent with the principles of section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 5.1(d) or Section 5.1(e), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Members in a manner consistent with Section 5.3(e)(i)(A); and

               (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Members in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 5.2.

          (iii) Book-Tax  Disparities  will be  eliminated,  to the least extent
     possible,   using  the   "traditional"   method  provided  in  Treas.  Reg.
     ss.1.704-3(b).

     (f) Any gain allocated to the Members upon the sale or other taxable disposition of any Company Asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 5.3, be characterized as Recapture Income in the same proportions and to the same extent as such Members (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

     (g) All items of income, gain, loss, deduction and credit recognized by the Company for tax purposes and allocated to the Members in accordance with the provisions hereof shall be determined without regard to any election under section 754 of the Code which may be made by the Company; provided that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by sections 734 and 743 of the Code.

     (h) As between a transferor and transferee of any Member Interest, each item of income, gain, loss, deduction or credit attributable to the transferred Member Interest shall, for tax purposes, be allocated among the transferor and transferee as if the books of the Company were closed on the date of the transfer and (i) all items of income, gain, loss, deduction, or credit attributable to the period ending on or before the date of the transfer shall be allocated to the transferor and (ii) all items of income, gain, loss, deduction, or credit attributable to the period beginning on the day after the date of the transfer shall be allocated to the transferee.

     5.4 Distributions of Net Cash Flow. On each date on which the Company makes a distribution to the Members (or at such other time as may be set forth in the Senior Debt Documents or the Subordinated Note Agreement), but in any event no less often than once per Quarter (the "Distribution Date"), provided that neither the Company nor the Subordinated Note holder has received a default notice with respect to the Senior Debt, which default notice prohibits the Company from paying or distributing any Net Cash Flow (and provided that such distributions are not otherwise restricted under the terms of the Senior Debt Documents), the Board shall cause Net Cash Flow (including, without limitation, any permitted tax distributions under the Senior Debt Documents) to be paid or distributed as follows, subject, however, to the other provisions of this
Section 5.4 and the provisions of Section 5.9 below:

     (a) If Amounts Owing on the Subordinated Note. If any amount is due and owing with respect to the Subordinated Note, then Net Cash Flow shall be applied as follows:

          (i) First, to the Class B Members in proportion to their respective Class B Sharing Ratios in an amount equal to the Quest Excess Tax Distribution, if any;

          (ii) Then, 100% to the holder of the Subordinated Note, to be applied in accordance with the terms of the Subordinated Note, until the Tax Distribution Balance has been reduced to zero; provided, however, that to the extent payments to the holder of the Subordinated Note would be prohibited under the Senior Debt Documents, then the payments that would otherwise have been made under this section shall, instead, be distributed 100% to the Class A Members in proportion to their respective Class A Unit Sharing Ratios;

          (iii) Then, an amount up to 15 percent of the Net Cash Flow shall be distributed (A) 0% to the Class A Members in proportion to their respective Class A Unit Sharing Ratios, and (B) 100 percent to the Class B Members in proportion to their respective Class B Unit Sharing Ratios;

          (iv) Finally, all remaining Net Cash Flow shall be paid to the holder of the Subordinated Note and be applied in accordance with the terms of the Subordinated Note; provided, however, that to the extent payments to the holder of the Subordinated Note would be prohibited under the Senior Debt Documents, then the payments that would otherwise have been made under this section shall, instead, be distributed 100% to the Class A Members in proportion to their respective Class A Unit Sharing Ratios.

          (v) Notwithstanding the foregoing, upon and following an Early Liquidation Event, Net Cash Flow will be paid 100 percent to the holder of the Subordinated Note until the Subordinated Note has been paid in full and the holder of the Subordinated Note has received the Make Whole Payment, and to the extent of any excess Net Cash Flow remaining thereafter, the balance shall be distributed in accordance with Section 5.4(b) below.

     (b) If No Amounts Owing on the Subordinated Note. If all amounts due and owing with respect to the Subordinated Note have previously been paid, then Net Cash Flow shall be applied as follows:

          (i) First, to the Class B Members in proportion to their respective Class B Sharing Ratios in an amount equal to the Quest Excess Tax Distribution, if any;

          (ii) Then, 100% to the Class A Members in proportion to their respective Class A Unit Sharing Ratios until the Tax Distribution Balance has been reduced to zero;

          (iii) Then, (A) an amount up to 40 percent of Net Cash Flow will be distributed to the Class B Members in proportion to their respective Class B Unit Sharing Ratios and (B) all remaining Net Cash Flow up to 60 percent of Net Cash Flow will be distributed to the Class A Member in proportion to their respective Class A Unit Sharing Ratios until such time as the Class A Member IRR is 30 percent; and

          (iv) thereafter, Net Cash Flow will be distributed (A) 30 percent to the Class A Members in proportion to their Class A Unit Sharing Ratios, and
     (B) 70 percent to the Class B Members in proportion to their respective Class B Unit Sharing Ratios.

     (c) Notwithstanding the foregoing, in the event that the aggregate Defect Property Loss Amount exceeds $2,500,000 (such excess amount is herein referred to as the "Excess Defect Property Loss Amount"), then any amounts distributable to the Class B Members pursuant to Section 5.4(a) or Section 5.4(b) shall instead be distributed to the Class A Member until there has been distributed to the Class A Member pursuant to this Section 5.4(c) an amount equal to the Excess Defect Property Loss Amount (a "Defect Property Loss Distribution"); provided, however, that to the extent a Defect Value for a Defect has been added to the Defect Property Loss Amount and such Defect is something for which the Class A Member has received indemnification for, been held harmless and made whole under the terms of the Class A Unit Purchase Agreement, but only insofar as the amounts actually received under such indemnification and hold harmless provisions equal not less than the Defect Value thereof) under the terms of the Class A Unit Purchase Agreement, then the Defect Value thereof (or portion thereof for which the Class A Member has been indemnified, held harmless and been made whole) shall be deducted from the Excess Defect Property Loss Amount for purposes of the calculation set forth in this Section 5.4(c).

     (d) Notwithstanding any provision of this Agreement to the contrary, the Company shall withhold from all distributions and other payments to any Member or any Person any and all amounts required to be withheld under federal, state or local law. All amounts withheld with respect to a Member pursuant to this
Section 5.4(d) shall be treated as a payment or distribution made to such Member for all purposes under this Agreement.

     5.5 No Distributions in Kind. The Company may not distribute to the Members any Company Assets in kind except as approved by a Member Vote.

     5.6 Limitations on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to a Member to the extent that such distribution is not permitted under the Act. A Member who receives a distribution that is not permitted under the terms of section 18-607 of the Act shall have no liability under the Act or this Agreement to return the distribution unless the Member knew that the distribution violated the terms of such section.

     5.7 (Intentionally Omitted)

     5.8 Fees; Expenses.

     (a) Management Compensation. For the services under the Management Agreement and as reimbursement for overhead and internal expenses, and as reimbursement for other costs and expenses, QES shall receive from the Company the Management Compensation in accordance with the terms of the Management Agreement. The Management Compensation shall be paid in accordance with the terms of the Management Agreement.

     (b) Expenses. The Company shall reimburse CPL and the Quest Members for all of its or their reasonable costs and expenses incurred connection with the preparation, negotiation, execution and delivery of this Agreement (including the fees and expenses of legal counsel to CPL and the Quest Members).

     5.9 Defect Properties.

     (a) Defect Property Notice. Upon the discovery of a Defect regarding a Defect Property by the Class A Member, the Class A Member shall promptly notify the Company and the Quest Members in writing. Any such notice by the Class A Member shall include appropriate evidence and documentation to substantiate its position and shall be delivered to the Quest Members on or before May 1, 2004 (other than Defects relating to the existence of an Adverse Environmental Condition), and on or before July 1, 2004 with regard to any Defects relating to the existence of an Adverse Environmental Condition (such applicable date being the "Defect Notice Date"). After the Defect Notice Date, any Defect regarding a defect Property which is not so disclosed to the Quest Members on or before the Defect Notice Date shall conclusively be deemed waived by the Class A Member for all purposes except for purposes of the enforcement of, and any claim for indemnification or other remedy for, (i) any breach of any representation, covenant, or warranty of the Quest Members (subject to and only to the extent it survives as provided therein) under the Class A Unit Purchase Agreement and (ii) the warranties provided by the Quest Members in any deed, assignment and/or bill of sale delivered to the Company at or prior to the Closing.

     (b) Environmental Inspection. After the execution of this Agreement, the Class A Member and its authorized representatives shall have physical access to the Contributed Property contributed by the Quest Members at the Class A Members sole cost, risk and expense for the purpose of inspecting the same, conducting such tests, examination, investigations and assessments as may be reasonable and necessary or appropriate to evaluate the environmental and physical condition of the Contributed Property contributed by the Quest Members, including the identification of wetlands. For those Contributed Properties which are not operated by the Quest Members, the Quest Members shall obtain permission from the operator to conduct such inspections.

     (c) Re-Conveyance; Other Remedies regarding Defect Property. The Class A Member, by delivery of written notice, may notify the Quest Members (a "Defect Notice") of any Defect pursuant to the terms of this Section 5.9, regarding a Defect Property. The Quest Members shall have an opportunity to cure such Defect, insofar as (i) such Quest Members notify the Class A Member in writing of such election to cure within fifteen (15) days following the date of the Defect Notice ("Defect Notice Response Date"), (ii) such Quest Members cure the Defect to the Class A Member's satisfaction within one hundred twenty (120) days following the date of the Defect Notice and (iii) the Quest Members do not utilize any funds or resources of the Company to cure the same. The Company and the affected Quest Member acting in their individual capacity, shall diligently and in good faith use reasonable efforts to agree on the existence of any asserted Defects, and the Defect Value of the asserted Defects in accordance with the Defect Guidelines. Any disputes by the Quest Members regarding the Defects or the Defect Value alleged in the Defect Notice must be asserted in writing by the Defect Notice Response Date and any such dispute regarding such Defects or the Defect Value thereof which is not resolved by the Members within thirty (30) days following the Defect Notice Response Date shall be resolved pursuant to the dispute resolution provisions under Section 10.10 below. In the event that the Defect is incapable of being cured or if the cure period lapses without the Defect being cured, then, with respect to each Defect identified in a Defect Notice submitted by the Class A Member, the Defect Values for such Defect Properties shall be added to the Defect Property Loss Amount and the Class A Member shall, by written notice delivered to the Class B Members no later than thirty (30) days following the expiration of such 120-day cure period, either (y) subject to any approvals required under the Senior Loan Documents, have the Company re-convey the affected Defect Property, or (z) permit the Company to retain the affected Contributed Property in its current condition, subject to the other provisions hereof (including, without limitation, the provisions of Section 5.4(c) above). The Class A Member's failure to timely make such an election shall be deemed an election to proceed under clause (z) above. To the extent an election is made to have a Contributed Property re-conveyed, the REASSIGNMENT OR RE-CONVEYANCE INSTRUMENT SHALL PROVIDE THAT THE QUEST MEMBER(S) SHALL DEFEND AND INDEMNIFY THE COMPANY AND THE CLASS A MEMBER AND THEIR SUCCESSORS AND ASSIGNS FROM ANY AND ALL LIABILITY, CLAIMS, COSTS (INCLUDING, WITHOUT LIMITATION ATTORNEYS' FEES, COURT COSTS, AND OTHER COSTS OF SUIT, INVESTIGATION OR ACTION), EXPENSES, DAMAGES, COSTS OF SETTLEMENT,

FINES, PENALTIES, SUITS, CAUSES OF ACTION, INJURY TO PERSONS OR DAMAGE TO CONTRIBUTED PROPERTY (INCLUDING WITHOUT LIMITATION TO THAT OF THE QUEST MEMBERS' AND THE CLASS A MEMBER'S EMPLOYEES, AGENTS, CONTRACTORS, SUBCONTRACTORS OR INVITEES) WHICH MAY ARISE DIRECTLY OR INDIRECTLY FROM OUT OF OR IN CONNECTION WITH SUCH RE-CONVEYED CONTRIBUTED PROPERTY, THE CONDITION THEREOF, OR THE COMPANY'S OWNERSHIP OR OPERATION THEREOF, AND WITHOUT REGARD TO WHETHER SAME ARISE FROM OR OUT OF THE COMPANY'S OR THE QUEST MEMBERS' ACTIVITIES ON THE REASSIGNED OR RE-CONVEYED CONTRIBUTED PROPERTIES, AND REGARDLESS OF THE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR LIABILITY OF THE COMPANY, OR ANY OTHER PERSON OR PARTY.

                                   ARTICLE 6
                                   MANAGEMENT

     6.1  Member Approval Required for Certain Actions.

     (a) A Member Vote shall not be required with respect to any matter unless otherwise specifically provided for in this Agreement or by the Act.

     (b) Meetings; Written Consent. In the event any Member Vote is required, such Member Vote will be taken at a duly called meeting of the Members. Notice of the time, date and place of meeting shall be given to each Member by the Company by personal delivery, telephone or fax sent to the address of each Member set forth on Exhibit A at least five (5) business days in advance of the meeting; provided, however, no notice need be given to a Member who waives notice before or after the meeting or who attends the meeting without protesting at or before its commencement the inadequacy of notice to such Member. A Member may attend a meeting in person, and it may also participate in meetings by means of a conference call or similar communications equipment that permits all Members to hear each other. Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting if one or more written consents to such action shall be signed by not less than the number of Members required to approve or authorize the action if approved at a duly called meeting of the Members . Such written consents shall be delivered to the Company at its principal office and, unless otherwise specified, shall be effective on the date when delivered.

     6.2  Management by Board.

     (a) Board. Except for situations in which the approval of the Members is required pursuant to the terms of this Agreement or by the Act, (i) the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, a board of managers (the "Board") consisting of representatives of the Members designated as provided in Section 6.2(b) (the "Managers"), and (ii) except as delegated by the Board to the Officers in accordance with Section 6.4, the Board shall determine and approve the overall objectives, policies, procedures and methods, and shall make all decisions and take all actions for the Company permitted by the Act, in order to carry on the Company's business consistent with the purposes of the Company as stated in and not inconsistent with Applicable Law or the other provisions of this Agreement. A Manager that is designated by a Member may vote at a meeting of the Board by a written proxy executed by that Manager and delivered to another Manager designated by the same Member. A proxy shall be revocable unless it is stated to be irrevocable. It is acknowledged that initially, certain of the day-to-day operations and functions will be delegated to the Officers of the Company and to QES under the Management Agreement; but without in any way limiting the breadth of the authority of the Board, the following shall require the approval of the Board (and solely to the extent required under this Agreement or Applicable Law, the Members):

          (i) Any matters which are expressly restricted or reserved from the authority of QES under the terms of the Management Agreement;

          (ii) The adoption or amendment of the annual operating, capital expenditure, maintenance and acquisition budget (the "Annual Budget") for the Company and any increase or decrease in the Annual Budget by more than 10 percent, in each case, other than changes reasonably necessary in the case of emergencies, provided that, if the parties are unable to approve an Annual Budget for any Fiscal Year, the Annual Budget for the prior Fiscal Year (annualized if necessary) shall remain in effect, insofar as the same relates to operating expenses of the Company (but shall not remain in effect with regard to any capital expenditure budget provided therein), as adjusted by changes in the Inflation Index, until the Board otherwise approves an Annual Budget;

          (iii) Hiring or terminating any Officer and determining the powers and authority and compensation of the Officers; provided, however, that any matter requiring approval of the Board or a Member Vote will require such approval or vote to delegate authority regarding such matter to the Officers;

          (iv) The incurrence by the Company of indebtedness for borrowed money (and any related guarantee, pledge, lien or security arrangement); provided, however, that borrowings by the Company under a credit facility that has previously been approved by the Board are not subject to further approval by the Board;

          (v) Entering into any agreement for the hedging of the price of any oil, gas or other mineral, or entering into any agreement for the purchase, sale, or exchange of any oil, gas or other mineral for a fixed price or for a term in excess of six (6) months;

          (vi) Making any Acquisitions; and

          (vii) Any actions or approvals by the Company in its capacity as a member of Bluestem.

     (b)  Designation of Managers.

          (i) The Board shall consist of four (4) Managers designated by the Members. The Class A Member shall have the right to designate two Managers (and if there is more than one Class A Member, then those Class A Members who, in the aggregate, have a Class A Unit Sharing Ratio in excess of 50% shall make such designation), and the Class B Members, collectively (based on the approval of those Class B Members who, in the aggregate, have a Class B Unit Sharing Ratio in excess of 50 percent), shall have the right to designate two Managers.

          (ii) The Class A Member or the Class B Members, as the case may be, may remove and replace any Manager designated by such Class A Member or the Class B Members, as the case may be, at any time, upon notice to the other class of Members.

     (c) Votes of Managers. In all Board votes, each Manager will have one vote.

     (d) Unanimous Manager Approval. Except as provided in Section 6.3, all matters requiring the approval of the Board shall require approval by all of the Managers. Such matters include:

          (i) Any issuance of Units or other Member Interests by the Company;

          (ii) Any action or election that would cause the Company to be taxable as a corporation for federal tax purposes;

          (iii) Any material tax election by the Company, including elections made pursuant to Section 7.2; provided that the election provided in section 754 of the Code will be made at the request of any Member;

          (iv) Determinations by the Board of the amount of Net Cash Flow for distribution pursuant to Section 5.4;

          (v) The provision of guarantees, indemnities, loans or other forms of financial or credit support in favor of any holder of any Units or any of its Affiliates, other than as contemplated by this Agreement and the Related Agreements;

          (vi)  The  engagement  of  the  Company's   independent  auditors  and
     engineers;

          (vii) Determinations by the Board to provide indemnification to any agent or trustee of the Company pursuant to Section 6.6; -----------

          (viii) Establishing bank and investment accounts and arrangements for the Company pursuant to Section 7.5.

     (e) Meetings; Written Consent. If action is to be taken at a duly called meeting of the Managers, notice of the time, date and place of meeting shall be given to each Manager by the Manager calling the meeting by personal delivery, telephone or fax sent to the address of each Manager set forth in the records of the Company at least five (5) business days in advance of the meeting; provided, however, no notice need be given to a Manager who waives notice before or after the meeting or who attends the meeting without protesting at or before its commencement the inadequacy of notice to such Manager. The Manager may attend a meeting in person, and they may also participate in meetings by means of a conference call or similar communications equipment that permits all Managers to hear each other. Any action required or permitted to be taken at any meeting of the Managers may be taken without a meeting if one or more written consents to such action shall be signed by not less than the number of Managers required to approve or authorize the action if approved at a duly called meeting of the Managers. Such written consents shall be delivered to the Board at the principal office of the Company and, unless otherwise specified, shall be effective on the date when the first consent is delivered.

     6.3 Control of Interested Member Matters.

     (a) Notwithstanding anything to the contrary contained in this Agreement, with respect to any Conflict Circumstance, the Nonconflicted Member (through the Board representatives of such Nonconflicted Member) shall, subject to Section 6.3(b), have the sole and exclusive power and right for and on behalf, and at the sole expense, of the Company (i) to control all decisions, elections, notifications, actions, exercises or nonexercises and waivers of all rights, privileges and remedies provided to, or possessed by, the Company with respect to a Conflict Circumstance, and (ii) in the event of any potential, threatened or asserted claim, dispute or action with respect to a Conflict Circumstance, to retain and direct legal counsel and to control, assert, enforce, defend, litigate, mediate, arbitrate, settle, compromise or waive any and all such claims, disputes and actions. Accordingly, Company action with respect to a Conflict Circumstance shall require the approval of the Board representatives of the Nonconflicted Member. Each Member shall, and shall cause its Affiliates to, take all such actions, execute all such documents and enter into all such agreements as may be necessary or appropriate to facilitate or further assure the accomplishment of this Section.

     (b) The Nonconflicted Member, in exercising its control, power and rights pursuant to this Section 6.3, shall act in good faith and in a manner it believes to be in the best interests of the Company; provided that it shall never be deemed to be in the best interests of the Company not to pay, perform and observe all of the obligations to be paid, performed or observed by or on the part of the Company under the terms of any Related Agreements. The Nonconflicted Member shall act through the Board representatives of such Nonconflicted Member, and the approval of such Board representatives will be the sole requirement for the Nonconflicted Member (and therefore the Board on behalf of the Company) to take any action in respect of the relevant Conflict Circumstance. The Conflicted Member (or its Affiliates) shall have the right to deal with the Company and with the Nonconflicted Member on an arm's-length basis and in a manner it believes to be in its own best interests, but in any event must deal with them in good faith.

     6.4   Officers.

     (a) The Board may appoint agents of the Company, which agents shall be referred to as "Officers" of the Company, having the titles, power, authority and duties described in this Section 6.4 or as otherwise granted by the Board. Subject to the foregoing, the Officers shall have the full authority to and shall manage, control and oversee the day-to-day business and affairs of the Company and shall perform all other acts as are customary or incident to the management of such business and affairs, which will include the general and administrative affairs of the Company and the operation and maintenance of the Company Assets in accordance with the provisions of Section 6.5.

     (b) The Officers may include a Chairman, a President and Chief Executive Officer, one or more Vice Presidents, a Secretary, a Treasurer, and one or more Assistant Secretaries and

Assistant Treasurers, and any other officer position or title as the Board may approve. Any person may hold two or more offices.

     (c) The Officers may be appointed by the Board at such times and for such terms as the Board shall determine. Any Officer may be removed, with or without cause, only by the Board. Vacancies in any office may be filled only by the Board.

     (d) In accordance with and subject to the limitations imposed by this Agreement or any direction of the Board, the President and Chief Executive Officer, as such, shall (i) supervise generally the other Officers, (ii) be responsible for the management and day-to-day business and affairs of the Company, its other Officers, employees and agents and shall supervise generally the affairs of the Company, (iii) have full authority to execute all documents and take all actions that the Company may legally take and (iv) have the power and authority to delegate the President and Chief Executive Officer's powers and authority to any proper Officer.

     (e) In the absence of the President and Chief Executive Officer, each Vice President appointed by the Board shall have all of the powers and duties conferred upon the President and Chief Executive Officer, including the same power as the President and Chief Executive Officer to execute documents on behalf of the Company. Each such Vice President shall perform such other duties and may exercise such other powers as may from time to time be assigned to him by the Board or the President and Chief Executive Officer. Vice Presidents may be designated Executive Vice Presidents, Senior Vice Presidents, or any other title determined by the Board.

     (f) The Secretary shall record or cause to be recorded in books provided for that purpose the minutes of meetings or actions of the Board, shall see that all notices are given in accordance with the provisions of this Agreement and as required by Applicable Law, shall be custodian of all records (other than financial), shall see that the books, reports, statements, certificates and all other documents and records required by Applicable Law are properly kept and filed, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned by this Agreement, the Board or the President and Chief Executive Officer. The Assistant Secretaries shall exercise the powers of the Secretary during that Officer's absence or inability or refusal to act.

     (g) The Treasurer shall keep or cause to be kept the books of account of the Company and shall render statements of the financial affairs of the Company in such form and as often as required by this Agreement, the Board or the President and Chief Executive Officer. The Treasurer, subject to the order of the Board, shall have the custody of all funds and securities of the Company. The Treasurer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as this Agreement, the Board or the President and Chief Executive Officer shall designate from time to time. The Assistant Treasurers shall exercise the power of the Treasurer during that Officer's absence or inability or refusal to act. Each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Company. If no Treasurer or Assistant Treasurer is appointed and serving in the absence of the appointed Treasurer and Assistant Treasurer, such other Officer as the Board shall select shall have the powers and duties conferred upon the Treasurer.

     (h) The Company may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other persons.

     (i) Unless otherwise provided by resolution of the Board or in Section 6.4(d), no Officer shall have the power or authority to delegate to any person such Officer's powers as an Officer to manage the business and affairs of the Company.

     6.5 Officer Actions. Subject to the other provisions hereof (including any provisions hereof regarding actions that would otherwise require the approval of the Members or the Managers), the President and Chief Executive Officer shall have the authority to take the following actions for the Company, subject to the direction and control of the Board or the revocation (in whole or in part) by the Board of such authority:

     (a) Managing the day-to-day operations of the Company, insofar as the same are consistent with the Annual Budget;

     (b) Obtaining all permits, certificates, licenses and regulatory approvals necessary to carry out the business of the Company, and preparing and timely providing such filings, reports, statements and information to any Governmental Authority as may be required in connection therewith from time to time;

     (c) Protecting and preserving the title and interests of the Company with respect to the Company Assets, insofar as the same is consistent with the Annual Budget;

     (d) Negotiating contracts of the Company in the ordinary course of business, insofar as the same is consistent with the Annual Budget;

     (e) Executing and delivering approved documents requiring execution on behalf of the Company, insofar as the same is consistent with the Annual Budget;

     (f) Taking such actions as may be delegated or assigned to the President and Chief Executive Officer or the other Officers from time to time by the Board;

     (g) Taking any other actions similar in character to those identified in clauses (a) to (f) above and other actions involving dollar limits lower than the limits specified in Section 6.2(a), other than those requiring approval by the Board or by a Member Vote under this Agreement; provided, however, that the President and Chief Executive Officer (or other Officers) shall have no authority to take any action on behalf of the Company that was not authorized by the Annual Budget or pursuant to a separate written delegation of authorization by the Board; provided further, however, that without the unanimous consent of the Board to take any action on behalf of the Company (including, without limitation, causing the Company to make any acquisition or disposition of Company Assets) which has the result (or would reasonably be expected to result) in a reduction of the aggregate distributions to be made or that would have been made to the Class A Member under Section 5.4 by 15% or more for any Fiscal Year; and

     (h) Performing such ancillary and ministerial acts, and making, executing, acknowledging and delivering all contracts, assignments and other agreements, instruments or documents as are reasonably necessary or appropriate to carry out the duties of the President and Chief Executive Officer and other Officers hereunder.

     6.6   Indemnification.

     (a) To the fullest extent permitted by Law but subject to the limitations expressly provided in this Agreement, each Person who serves in any capacity described below shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including reasonable legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all Claims, whether civil, criminal, administrative or investigative, in which any such Person may be involved, or is threatened to be involved, as a party or otherwise, by reason of such Person's status as (i) a present or former Manager,
(ii) a present or former Officer of the Company, (iii) a present or former employee, agent or trustee of the Company (such Persons who are not present or former employees, Officers or Managers of the Company are to be indemnified and held harmless, and to be Indemnitees for purposes of this Agreement only upon approval by the Board), or (iv) a Person serving at the request of the Company in another entity in a similar capacity as that referred to in the immediately preceding clauses (i) or (ii), provided, that in each case the Person described in the immediately preceding clauses (i), (ii), (iii) or (iv) (the "Indemnitee") acted in good faith and in a manner which such Indemnitee believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe such Indemnitee's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this
Section 6.6 shall be made only out of the Company Assets.

     (b) To the fullest extent permitted by Law, expenses (including reasonable legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 6.6(a) in defending any Claim shall, from time to time, be advanced by the Company prior to the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 6.6.

     (c) The indemnification provided by this Section 6.6 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of Law or otherwise, both as to actions in the Indemnitee's capacity as (i) a present or former Manager, (ii) a present or former Officer, employee, agent or trustee of the Company, or (iii) a Person serving at the request of the Company in another entity in a similar capacity, and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

     (d) The Company may purchase and maintain insurance, on behalf of the Managers, the Officers and such other Persons as the Board shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the

Company's activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

     (e) For purposes of this Section 6.6, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by the Indemnitee of such Indemnitee's duties to the Company also imposes duties on, or otherwise involves services by, the Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to Applicable Law shall constitute "fines" within the meaning of
Section 6.6(a); and action taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of such Indemnitee's duties for a purpose reasonably believed by such Indemnitee to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Company.

     (f) In no event may an Indemnitee subject the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

     (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction is otherwise permitted by the terms of this Agreement.

     (h) The provisions of this Section 6.6 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

     (i) No amendment, modification or repeal of this Section 6.6 or any provision hereof shall in any manner terminate, reduce or impair either the right of any past, present or future Indemnitee to be indemnified by the Company or the obligation of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 6.6 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may be asserted.

     (j) No Manager or Member shall be liable to the Company or to any Member for any loss suffered by the Company unless such loss is caused by such
Manager's  or  Member's  gross  negligence,   willful  misconduct,   intentional
violation of law or material breach of this Agreement. No Manager or Member shall be liable for errors in judgment or for any acts or omissions that do not constitute gross negligence, willful misconduct, intentional violation of law or material breach of this Agreement. Any Manager or Member may consult with counsel and accountants in respect of Company affairs and, provided such Manager or Member acts in good faith reliance upon the advice or opinion of such counsel or accountants, such Manager or Member shall not be liable for any loss suffered by the Company in reliance thereon. Notwithstanding anything stated in this Agreement to the contrary, none of the Quest Members, nor any Manager appointed by the Class B Members, nor any existing or former employee of QRC or any Quest Members (to the extent they are present or former employees of the Company) shall be entitled to any indemnification by the Company with respect to any Claims arising from or relating to the formation or capitalization of the Company, including, without limitation, the transactions contemplated in the Contribution Agreement, the Class A Unit Purchase Agreement and the other Related Agreements or the Senior Debt Documents.

     (k) The provisions of the indemnification provided in this Section 6.6 are intended by the Members to apply even if such provisions have the effect of exculpating the Indemnitee from legal responsibility for the consequences of such Person's negligence, fault or other conduct, subject to limits under Applicable Law.

     6.7  Reliance by Third Parties.

     (a) Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the President and Chief Executive Officer or any Person authorized by the Board to act on behalf of and in the name of the Company (each an "Authorized Person") has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with any Authorized Person as if it were the Company's sole party in interest, both legally and beneficially. In no event shall any Person dealing with any Authorized Person be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity of any act or action of any Authorized Person.

     (b) Each and every certificate, document or other instrument executed on behalf of the Company by any Authorized Person shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

                                   ARTICLE 7
                 TAXES, BOOKS, RECORDS, ACCOUNTING AND REPORTING

          7.1 Books and Records; Right to Audit; Fiscal Year.

     (a) The Company shall keep, at the principal office or other offices determined by the Board, and make available to each Member, or its designated agent, at any time during normal business hours in that office, within ten days after written request by such Member, books of account and other Company records. The copying by any Member, or its designated agent, of any part or all of such records, at the personal expense of such Member is specifically authorized. Each Member, or its designated agent, shall have the right to audit the books and records of the Company if the audit is commenced on or before the end of the second full Fiscal Year following the Fiscal Year to which such books and records relate. Any expense incurred by such Member, or its designated agent in connection with the inspection of the Company's books or records or in connection with auditing such books and records shall be paid by such Member or such agent and not by the Company.

     (b) The books and records of the Company shall be maintained in accordance with U.S. GAAP.

     (c) The fiscal year of the Company for U.S. GAAP purposes shall commence as of June 1 and expire on May 31, unless otherwise permitted under the Code and approved by the Board (the "Fiscal Year").

     7.2 Tax Returns. The Board will timely prepare and file (or cause to be timely prepared and filed) appropriate federal, state and local tax returns for the Company. The Board shall determine whether the Company shall make any elections under the Code.

     7.3 Tax Matters Member. The Members shall designate by a Member Vote one Member as the "Tax Matters Member" or "TMM" to act on behalf of the Company as "tax matters partner" pursuant to section 6231 of the Code. The TMM shall initially be CPL. The TMM and other Members shall use all reasonable efforts to comply with responsibilities outlined in this Section 7.3 and sections 6222 through 6233 and 6050K of the Code (and the Treasury Regulations thereunder) and in doing so shall incur no liability to any other Member. Notwithstanding the TMM's obligation to use all reasonable efforts in the fulfillment of its responsibilities, the TMM shall not be required to incur any expenses for the preparation for, or pursuance of, administrative or judicial proceedings, unless the Members agree on a method for sharing such expenses.

     (a) Information Request by the TMM. The Members shall furnish the TMM, within ten days from the receipt of the request, the information (including information specified in section 6230(e) of the Code on member identification and section 6050K of the Code for transfers of member interests) the TMM may reasonably request to comply with the requirements on furnishing information to the IRS.

     (b)  TMM Agreements with the IRS.

          (i) The TMM shall not agree to any extension of the statute of limitations for making assessments on behalf of the Company without a prior Member Vote. The TMM shall not bind any other Member to a settlement agreement in a tax audit without obtaining the written concurrence of any such Member.

          (ii) Any other Member who enters into a settlement agreement with the Secretary of the Treasury with respect to any Company items, as defined in section 6231(a)(3) of the Code, shall notify the other Members of the terms within 90 days from the date of such settlement.

     (c) Inconsistent Treatment of Company Items. If any Member intends to file a notice of inconsistent treatment under section 6222(b) of the Code, such Member shall, prior to the filing of such notice, notify the TMM of the actual or potential inconsistency of the Member's intended treatment of a Company item with the treatment of that item by the Company. Within one week of receipt, the TMM shall remit copies of such notification to the other Members.

     (d) Request for Administrative Adjustment. No Member shall file pursuant to section 6227 of the Code a request for an administrative adjustment of Company items without first notifying all other Members. If such request is approved by a Member Vote, the TMM shall file the request on behalf of the Company. If unanimous consent is not obtained within 30 days from such notice, or within the period required to timely file the request, if shorter, any Member, including the TMM, may file a request for administrative adjustment on its own behalf.

     (e) Judicial  Proceedings.  Any Member  intending to file a petition  under section 6226 or 6228 of the Code or any other Code section with respect to any Company item, or other tax matter involving the Company, shall notify the other Members prior to such filing of the nature of the contemplated proceeding. In the case where the TMM is the Member intending to file such petition, such notice shall be given within a reasonable time to allow the other Members to participate in the choice of the forum for such petition. If the Members do not agree with the forum chosen by the TMM, then the forum shall be chosen by the TMM. If a Member intends to seek review of any court decision rendered as a result of such proceeding, the Member shall notify the other Member prior to seeking such review.

     7.4 Withholding. Notwithstanding any other provision of this Agreement, the Board is authorized to take any action that it determines in its discretion to be necessary or appropriate to cause the Company to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Company is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Member (including, without limitation, by reason of section 1446 of the Code), the amount withheld will be treated by the Company as a distribution of cash pursuant to Section 5.4 in the amount of such withholding from such Member.

     7.5 Company Bank Accounts. The Company may establish, subject to approval by the Board, one or more separate bank and investment accounts and arrangements for the Company, which shall be maintained in the Company's name with financial institutions and firms that the Board determines. The Company shall not commingle the Company's funds with the funds of any Manager or Member.

     7.6  Other Reports.

     (a) As soon as practicable, but in no event later than 90 days after the close of each Fiscal Year of the Company, the Board shall cause to be mailed or furnished to each Member an annual report containing financial statements of the Company for such Fiscal Year of the Company, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Company equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the Board.

     (b) As soon as practicable, but in no event later than 45 days after the close of each Quarter except the last Quarter of each Fiscal Year, the Board shall cause to be mailed or furnished to each Member a report containing unaudited financial statements of the Company and such other information as may be required by Applicable Law, regulation or rule, or as the Board determines to be necessary or appropriate.

     (c) As soon as practicable, but in no event later than 45 days after the close of each month, the Board shall cause to be mailed or furnished to each Member a report containing unaudited financial statements of the Company and such other information as the Board determines to be necessary or appropriate.

     (d) As soon as practicable, but in no event later than 45 days after the close of each Quarter, a report describing in reasonable detail the progress of all drilling operations conducted during such Quarter, including a statement of the cost of wells completed or abandoned and an explanation of the abandonment of any well abandoned during such Quarter which had produced, and a forecast of drilling activities during the next Quarter.

     (e) As soon as practicable, but in no event later than each February 15 and August 31 of each year commencing on August 31, 2004, an engineering and reserve report covering all of the Company oil and gas properties (consistent with SPE Reserve Definition Guidelines and industry practices) prepared and provided by a mutually agreed independent engineering firm (such reports to be certified to the Company and each of the Members).


                                   ARTICLE 8
                     RESTRICTIONS ON TRANSFERS OF INTERESTS

     8.1  Transfers of Member Interests.

     (a) General Restriction. Any Transfer of Class A Units or Class B Units must be in accordance with the Transfer Restrictions, including, without limitation, the terms and conditions of the provisions of Exhibit E and the other provisions of this Agreement; and any attempted Transfer of Class A Units or Class B Units that is not made in accordance with the Transfer Restrictions and this Agreement shall be null and void and shall have no effect.

     (b) Change of Control. A Change of Control of a Member will have the effects specified in the Transfer Restrictions.

     (c) Bankruptcy. A Bankruptcy of a Member or any Person that Controls such Member will have the effects specified in the Transfer Restrictions.

     (d) Admission of Member. Any Person who has been assigned Class A Units or Class B Units in accordance with the terms and conditions of the Transfer Restrictions, shall be admitted to the Company as a Member as provided in this Agreement and the Transfer Restrictions, upon receipt by the Board of counterpart signature pages and other documents, in form and substance satisfactory to the Board, as may be required to effect such admission and to evidence such assignee's (i) acceptance of the terms and conditions of, (ii) authority to enter into and (iii) agreement to the consents and waivers contained in this Agreement, the Non-Competition Agreement and the Transfer Restrictions.

     8.2 Buy-Sell. At any time following a Buy-Sell Point, the Class A Members (collectively), on the one hand, or the Class B Members (collectively), on the other hand (either, the "Buy-Sell Offeror") may deliver to the other class of Members (the recipients(s) being the "Buy-Sell Offeree") written notice ("Buy-Sell Notice") of an intent to sell all of the Buy-Sell

Offeror's Units to the Buy-Sell Offeree, or to buy all of the Buy-Sell Offeree's Units issued and held by the Buy-Sell Offeree, at a specified price ("Buy-Sell Price") calculated in accordance herewith and any other terms of such transfer (the "Specified Buy-Sell Terms"). The Buy-Sell Price shall be calculated as follows: (i) the Buy-Sell Offeror shall state in the Buy-Sell Notice an assumed value of the Company ("Assumed Value"), and (ii) the Buy-Sell Price with respect to all of the issued and outstanding Class B Units shall be an amount equal to seventy percent (70%) of the Assumed Value, and the Buy-Sell Price with respect to all of the issued and outstanding Class A Units shall be an amount equal to thirty percent (30%) of the Assumed Value. Such Buy-Sell Notice shall set a closing date not less than sixty (60) nor more than one hundred twenty (120) days from the Buy-Sell Notice date. The Buy-Sell Offeree shall then have twenty-five (25) days following the date of the Buy-Sell Notice to notify the Buy-Sell Offeror whether such Buy-Sell Offeree elects to buy, in the aggregate, all of the Units of the Buy-Sell Offeror, or sell all of their (its) Units, at the Buy-Sell Price for the applicable class of Units and Specified Buy-Sell Terms. Upon such election, the Members shall close the transaction in accordance with the terms stated in the Buy-Sell Notice. If the Buy-Sell Offeree does not, in the aggregate, elect to buy all of the Units of the Buy-Sell Offeror, then the Buy-Sell Offeror shall (i) have no obligation to sell any of its Units, and
(ii) have the right to acquire all of the issued and outstanding Units from the Buy-Sell Offeree. If the Buy-Sell Offeree, on one hand, or the Buy-Sell Offeror, on the other hand, will be the selling Member(s) of their Units under the provisions set forth above (either a "Selling Member"), and if the Selling Member is the holder of a loan to the Company or the other Member (including, without limitation, the Subordinated Note and Subordinated Debt), then in addition to the payment of the Buy-Sell Price as a condition to closing, the non-transferring (purchasing) Member(s) shall pay the Selling Member any outstanding principal and accrued but unpaid interest on all such loans and upon receipt of such payments, the Selling Member shall assign all of the outstanding principal (and accrued interest thereon) under any such loans to the non-transferring (purchasing) Member(s).

                                   ARTICLE 9
                     DISSOLUTION, WINDING-UP AND TERMINATION

     9.1   Dissolution.

     (a) The Company shall dissolve, and (subject to Section 10.6) its affairs shall be wound up, on the first to occur of the following events (each a "Dissolution Event"):

          (i)  a Member Vote to dissolve the Company; and

          (ii) entry of a decree of judicial  dissolution  of the Company  under section 18-802 of the Act; provided that the Board shall not submit an application for a decree of judicial dissolution unless and until all amounts payable under the obligations of the Company have been indefeasibly paid in full.

     (b)  The Company shall not dissolve other than pursuant to Section 9.1(a).

     (c) Each Member covenants and agrees that it will not cause a dissolution of the Company, directly or indirectly, by breaching any provision of this Agreement.

     9.2   Winding-Up and Termination.

     (a) The winding up of the Company shall commence on the day of the applicable Dissolution Event, but this Agreement shall not terminate until the Company Assets have been distributed in accordance with the terms of this
Section 9.2. The Board shall act as Liquidator or it may appoint one or more Members as Liquidator; provided, however, that (x) no Member with respect to which a Bankruptcy event has occurred shall serve as (or act with any other Person as) the Liquidator. The Liquidator shall immediately proceed to wind up and terminate the affairs of the Company and liquidate the assets of the Company and shall apply and distribute the proceeds of such liquidation, unless otherwise required by mandatory provisions of applicable law, by the end of the taxable year during which the liquidation occurs (or, if later, within 90 days after the date of such liquidation) as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the Liquidator shall continue to operate the business and assets of the Company with all of the power and authority of the Board. Maintenance of property, borrowing and expenditures of Company funds for legitimate Company purposes to effectuate or facilitate the winding up or the liquidation of the Company affairs shall be authorized if the Liquidator, in the exercise of its business judgment, believes that the interests of the Company would be best served thereby, and such actions shall not be construed to involve a continuation of the Company. The steps to be accomplished by the Liquidator are as follows:

          (i) as promptly as possible after dissolution and again after final winding up, the Liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company Assets, liabilities and operations through the last calendar day of the month in which the dissolution occurs or the final winding up is completed, as applicable;

          (ii) sell or otherwise dispose of all Company assets, and any resulting gain or loss from such sales or other dispositions will be computed and allocated to the Members in accordance with Section 5.2(c).

          (iii) the Liquidator shall discharge from the Company's funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in winding up) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the Liquidator may reasonably determine); and

          (iv) all remaining Company Assets (including cash) shall be distributed among the Members so that the cumulative total distributions and liquidating distributions received by each Member equals the cumulative amount it is entitled to receive under Section 5.4 without regard to
     Section 5.4(a)(i) or Section 5.4(b)(i).

     (b) The distribution of cash or other assets to a Member in accordance with the provisions of this Section 9.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its Member Interest and all the Company Assets and constitutes a compromise to which all Members have consented pursuant to section 18-502(b) of the Act.

     9.3 Certificate of Cancellation. Upon completion of the distribution of Company Assets as provided herein, the Liquidator (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of the State of Delaware, cancel any other filings made pursuant to Section 2.5, and take such other actions as may be necessary to terminate the existence of the Company. Upon the filing of such certificate of cancellation, the existence of the Company shall terminate (and the Term shall end).

     9.4  Certain Matters Concerning a Member.

     (a) Notwithstanding any other provisions of this Agreement, the Bankruptcy of a Member shall not cause such Member to cease to be a Member of the Company, and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

     (b) The dissolution, liquidation or termination of a Member shall not cause the termination or dissolution of the Company, and the business of the Company shall continue without dissolution.

     9.5 Waiver of Partition. To the maximum extent permitted by Applicable Law, each Member hereby waives any right to partition of the Company Assets.

                                   ARTICLE 10
                                OTHER PROVISIONS

     10.1 Entire Agreement. This Agreement and the Exhibits hereto (along with the Class A Unit Purchase Agreement, the Contribution Agreement, the other Related Agreements and the various agreements to be entered into on or before the Closing Date under the Class A Unit Purchase Agreement) constitute the entire agreement between the Members with respect to the subject matter hereof and supersedes and replaces any prior agreements or understandings relating to the subject matter hereof (including, without limitation, this Agreement amends, restates, supersedes and replaces in its entirety, the Original Agreement).

     10.2 Governing Law. This Agreement is governed by and shall be construed in accordance with the laws of the State of Delaware. In the event of a direct conflict between the provisions of this Agreement and any mandatory, non-waivable provision of the Act, such provision of the Act shall control. If any provision of the Act provides that it may be varied or superseded in a limited liability company agreement (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter.

     10.3 Non-Waiver. No waiver by any Member hereto of any one or more defaults by the other Member in the performance of any of the provisions of this Agreement shall be construed as a waiver of any other default whether of a like kind or different nature.

     10.4 Severability. If any provision of this Agreement or the application thereof to any Member or circumstance is held invalid or unenforceable to any extent, (a) the remainder of this Agreement and the application of that provision to other Members or circumstances is not affected thereby, and (b) the Members shall negotiate in good faith to replace that provision with a new provision that is valid and enforceable and that puts the Members in substantially the same economic, business and legal position as they would have had if the original provision had been valid and enforceable.

     10.5 Headings; Exhibits. The headings used for the sections and articles herein are for convenience and reference purposes only and shall in no way affect the meaning or interpretation of the provisions of this Agreement. Any and all Exhibits referred to in this Agreement are, by such reference, incorporated herein and made a part hereof for all purposes.

     10.6 Winding Up Arrangements. All indemnity and audit rights shall survive the termination of this Agreement for the time period provided herein. All obligations provided in this Agreement shall remain in effect following the expiration or termination of this Agreement to the extent necessary to give full force and effect to the rights and obligations undertaken by the Members.

     10.7 No Third Party Beneficiaries. Nothing in this Agreement (except as provided in Section 6.7) shall provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy or right of any kind, it being the intent of the Members that this Agreement shall not be construed as a third party beneficiary contract.

     10.8 Counterparts. This Agreement may be executed in several counterparts, each of which is an original and all of which constitute one and the same instrument.

     10.9 Amendment or Restatement. This Agreement or the Delaware Certificate may be amended only by a written instrument approved by a Member Vote.

     10.10 Dispute Resolution. The Members shall use the dispute resolution procedures set forth in Exhibit C (the "Dispute Resolution Procedures") to resolve in good faith any dispute, controversy or claim related to this Agreement, including, without limitation, any dispute over the payment of indemnification pursuant to the provisions of Section 6.6, except to the extent otherwise set forth herein, and except with respect to matters that are to be resolved solely in the discretion of a particular class of Member(s) or their designated representatives to the Board. Nothing herein is intended to limit the Members from resolving informally between them any dispute, controversy or claim that may arise, and thereby avoiding the necessity of using the Dispute Resolution Procedures.

     10.11 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient at the address set forth in Exhibit A in person, by courier or mail or (with written confirmation of delivery) by facsimile, telegram, telex, cablegram or similar transmission; and a notice, request or consent given under this Agreement is effective on receipt by the Person to receive it. Whenever any notice is required to be given by Law, the Delaware Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. By giving each other Member notice thereof, a Member may change its address for notices or add additional addresses for copies of notices.

     10.12 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

     10.13 Waiver of Certain Rights. To the extent permitted by the Act and applicable Law, each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company. In addition, no Member nor its Affiliates shall, in any event, be liable to any other Member or any of its respective Affiliates for any indirect, special or consequential damages of such other member, including, but not limited to, loss of revenue, cost of capital, loss of business reputation or opportunity whether such liability arises out of contract, tort (including negligence), strict liability or otherwise.

     10.14 Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

     10.15 Consent of Members. To the extent certain matters or actions require the approval of the Class B Members, collectively or as a group (such as appointment of certain Managers on behalf of the Class B Members or exercising the rights under Section 8.2), such matter shall be deemed approved by the Class B Members upon the approval of those Class B Members who, in the aggregate, have a Class B Unit Sharing Ratio in excess of 50 percent. To the extent that there is more than one holder of the Class A Units, then those matters that require the approval of the Class A Members, as a group (such as appointment of certain Managers on behalf of the Class A Members or exercising the rights under Section 8.2), such matter shall be deemed approved by the Class A Members upon the approval of those Class A Members who, in the aggregate, have a Class A Unit Sharing Ratio in excess of 50%.

     10.16 Confidentiality.

     (a) Each Member agrees that it will not disclose to any Person or otherwise use to its benefit or to the benefit of any third party, including any Affiliate of such Member, in any way whatsoever any Confidential Information, without the consent of the Board or the President and Chief Executive Officer, except as may be necessary to comply with any Applicable Law, directive or procedure of any Governmental Authority (including, without limitation, any disclosures that are required or necessitated under any applicable securities laws or tax laws or regulations relating to the structure of any transaction contemplated herein or otherwise). Each Member will notify the Company before disclosing such information pursuant to any such Applicable Law, directive or procedure to give the Company the opportunity to seek a protective order. The restrictions set forth in this Section 10.16 shall not apply to information that (i) is, or after the date of this Agreement, becomes generally available to the public, other than through the wrongful act of any Person, (ii) after the date of this Agreement, is communicated to the Member disclosing such information in a non confidential manner by a third party without any breach of this Section 10.16 or breach of any confidentiality obligations of such third party to any of the Members or (iii) was or is already in the possession of the Person receiving such information at the time of its disclosure by the Member disclosing such information, provided, that such Person came into possession of such information through means other than that which would constitute a breach of this Section 10.16 or a breach of the confidentiality obligations of any third party to the Member disclosing such information. In addition, a Member may disclose such Confidential Information to its respective Affiliates, and its and their respective officers, directors, partners, agents, members, managers, employees, advisors, representatives, co-investors, lenders and potential sources of financing as it deems necessary (collectively, the "Member Representatives"), insofar as such Member Representatives have been informed of the confidential nature of the information and have agreed to maintain the confidentiality thereof and restrict the use thereof as contemplated herein; and the Member who discloses such information to its Member Representatives shall be liable for any breach of these obligations by any of its Member Representatives. This Section 10.16 shall survive with respect to a former Member for a period of five (5) years after the date that such Member ceases to be a Member.

     (b) A Member that subsequently ceases to be a Member shall promptly destroy (and provide a certificate of destruction to the Company with respect to), or return to the Company, all Confidential Information in its possession.

     (c) The Members agree that no adequate remedy at law exists for a breach or threatened breach of any of the provisions of this Section 10.16, the continuation of which unremedied will cause the Company to suffer irreparable harm. Accordingly, the Members agree that the Company shall be entitled, in addition to other remedies that may be available to them, to immediate injunctive relief from any breach of any of the provisions of this Section 10.16 and to specific performance of their rights hereunder, as well as to any other remedies available at law or in equity.

                            [Signature Page Follows]

          IN WITNESS WHEREOF, the Members have executed this Agreement as of the Effective Date.

                               Class A Member:

                               Cherokee Energy Partners LLC
                               a Delaware limited liability company

                               By:  /s/ Christopher J. Picotte
                                    -------------------------------
                               Name:      Christopher J. Picotte
                               Title:     Vice President and Treasurer

                               Class B Members:

                               Quest Energy Service, Inc.
                               a Kansas corporation

                               By:  /s/ Jerry Cash
                                    -------------------------------
                               Name:      Jerry D. Cash
                               Title:     Co-Chief Executive Officer

                               STP Cherokee, Inc.
                               an Oklahoma corporation

                               By:  /s/ Jerry Cash
                                    -------------------------------
                               Name:      Jerry D. Cash
                               Title:     Co-Chief Executive Officer

                               Ponderosa Gas Pipeline Company, Inc.
                               a Kansas corporation

                               By:  /s/ Jerry Cash
                                    -------------------------------
                               Name:      Jerry D. Cash
                               Title:     Co-Chief Executive Officer

                               Quest Oil & Gas Corporation
                               a Kansas corporation

                               By:  /s/ Jerry Cash
                                    -------------------------------
                               Name:      Jerry D. Cash
                               Title:     Co-Chief Executive Officer

                               Producers Service, Incorporated
                               a Kansas corporation

                               By:  /s/ Jerry Cash
                                    -------------------------------
                               Name:      Jerry D. Cash
                               Title:     Co-Chief Executive Officer

                               J-W Gas Gathering, L.L.C.
                               a Kansas limited liability company

                               By:  /s/ Jerry Cash
                                    -------------------------------
                               Name:      Jerry D. Cash
                               Title:     Manager


                                    EXHIBIT A
                                 UNIT OWNERSHIP

                                                                                                   Net Agreed Value
       Name and Address of Members               Class A Unit              Class B Unit               of Capital
                                                   Ownership                 Ownership               Contributions
                                                   ---------                 ---------               -------------
Cherokee Energy Partners LLC                 10,000 Class A Units         0 Class B Units             $100.00
200 Clarendon Street, 55th Floor
Boston, MA  02117
Attention:  General Counsel
Telephone:  617.531.6316
Facsimile:  617.867.4698

Quest Energy Service, Inc.                      0 Class A Units          196 Class B Units            $1,000,000
5901 North Western, Suite 200
Oklahoma City, OK  73118
Attention:  Jerry D. Cash
Telephone:  405.840.9894
Facsimile:  405.840.9897

STP Cherokee, Inc.                              0 Class A Units         3,726 Class B Units           $19,000,000
5901 North Western, Suite 200
Oklahoma City, OK  73118
Attention:  Jerry D. Cash
Telephone:  405.840.9894
Facsimile:  405.840.9897

Ponderosa Gas Pipeline Company, Inc.            0 Class A Units          335 Class B Units        $1,710,000 (3.35%)
5901 North Western, Suite 200
Oklahoma City, OK  73118
Attention:  Jerry D. Cash
Telephone:  405.840.9894
Facsimile:  405.840.9897

Quest Oil & Gas Corporation                     0 Class A Units         4,790 Class B Units          $24,430,000)
5901 North Western, Suite 200
Oklahoma City, OK  73118
Attention:  Jerry D. Cash
Telephone:  405.840.9894
Facsimile:  405.840.9897

Producers Service, Incorporated                 0 Class A Units          71 Class B Units              $360,000
5901 North Western, Suite 200
Oklahoma City, OK  73118
Attention:  Jerry D. Cash
Telephone:  405.840.9894
Facsimile:  405.840.9897

                               Exhibit A - Page 1

                                                                                                   Net Agreed Value
       Name and Address of Members               Class A Unit              Class B Unit               of Capital
                                                   Ownership                 Ownership               Contributions
                                                   ---------                 ---------               -------------
J-W Gas Gathering, L.L.C.                       0 Class A Units          882 Class B Units            $4,500,000
5901 North Western, Suite 200
Oklahoma City, OK  73118
Attention:  Jerry D. Cash
Telephone:  405.840.9894
Facsimile:  405.840.9897

TOTALS                                       10,000 Class A Units      10,000 Class B Units           $51,000,100


                               Exhibit A - Page 2

                                    EXHIBIT B

The Units represented by this Certificate have been acquired for investment and were issued without registration under the Securities Act of 1933, as amended (the "Securities Act"), or under the securities laws of any state. These interests may not be sold, pledged, hypothecated, or otherwise transferred at any time except (i) in accordance with the restrictions contained in Amended and Restated Limited Liability Company Agreement of Quest Cherokee, LLC (the "LLC Agreement"), as amended from time to time, among the members of Quest Cherokee, LLC and the other parties thereto (including, without limitation, the Transfer Restrictions, as defined therein), and (ii) pursuant to an effective registration statement under the Securities Act and any applicable state securities laws unless an exemption from registration under the Securities Act and under any applicable state securities laws is available in connection with the transfer. This Certificate evidences a membership interest in the Company and shall be a security for purposes of Article 8 of the Uniform Commercial Code as in effect in the State of Delaware.

                     Certificate Evidencing Class ___ Units
                        Representing Member Interests in
                               QUEST Cherokee, LLC


No.                                                             Class ___ Units

      In accordance with Section 3.3 of the Amended and Restated Limited Liability Company Agreement of Quest Cherokee, LLC, dated as of December 22, 2003, as amended, supplemented or restated from time to time (the "LLC Agreement"), Quest Cherokee, LLC, a Delaware limited liability company (the "Company"), hereby certifies that ________________ (the "Holder") is the registered owner of Class Units representing membership interests in the Company (the "Units") transferable on the books of the Company, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Units represented by this Certificate. The rights, preferences and limitations of the Units are set forth in, and this Certificate and the Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the LLC Agreement. Copies of the LLC Agreement are on file at, and will be furnished without charge on delivery of written request to the Company at, the principal office of the Company located at 5901 North Western, Suite 200, Oklahoma City, Oklahoma 73118.

      The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Member and to have agreed to comply with and be bound by and to have executed the LLC Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the LLC Agreement and (iii) made the waivers and given the consents and approvals contained in the LLC Agreement.


                                Exhibit B-Page 1

      This Certificate shall not be valid for any purpose unless it has been signed and registered by the Company.

                               Dated:__________________________________
                               Quest Cherokee, LLC

                               By:  ___________________________________
                               Name:___________________________________
                               Title:__________________________________




                                Exhibit B-Page 2

                                    EXHIBIT C
                          DISPUTE RESOLUTION PROCEDURES

      1. General Procedure. The Members shall use the procedure set forth in this Exhibit C to resolve in good faith any dispute, controversy or claim related to the Agreement, including any dispute over the performance, breach, termination or interpretation of the Agreement; provided, however, that a Member may seek equitable relief prior to using the procedure set forth in this Exhibit C if, in the reasonable judgment of such Member, such Member will suffer irreparable harm if such equitable relief is not granted. Nothing herein is intended to limit the Members from resolving informally between them any dispute, controversy or claim that may arise.

      2. Submission To Board. Any Member may request that any dispute, controversy or claim arising under the Agreement be submitted to the Board, in accordance with such procedures as the Board may establish and with such explanation or documentation as the Members deem appropriate to aid the Board in its consideration of the issues presented. The date the matter is first considered by the Board as an agenda item at a regular or special meeting of the Board shall be referred to as the "Submission Date." The Board shall attempt in good faith, through the process of discussion and negotiation, to resolve within 20 days after the Submission Date any dispute, controversy or claim presented to it.

      3. Mediation. If the Board cannot resolve any dispute, controversy or claim submitted to it within 20 days after the Submission Date, or if the dispute, controversy or claim arose prior to the Closing Date, the Members shall attempt in good faith to settle the matter by submitting the dispute, controversy or claim to mediation within 30 days after the Submission Date (if the dispute, controversy or claim arose after the Closing Date), using any mediator upon which they mutually agree. If the Members are unable to agree mutually upon a mediator within 15 days after submitting to mediation, the case shall be referred to the Tulsa, Oklahoma office of the American Arbitration Association ("AAA") for mediation. The cost of the mediator will be paid by the Company unless the Members otherwise agree.

      4. Arbitration.

      4.1 All Disputes Arbitration. Subject to Section 10.10 of the Agreement, all disputes between the Members arising under the Agreement and not resolved through negotiation or mediation shall be submitted to arbitration in accordance with Section 4 of this Exhibit C, and the Members hereby expressly waive all rights to have any such disputes heard before a court of law, except the right to enforce an arbitration award as described in Section 4.5 of this Exhibit C below. Arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. ss.1, et seq., and not by the arbitration acts, statutes or rules of any other jurisdiction.

      4.2 Procedure. In the event the Members are unable to resolve a dispute arising under the Agreement after exercising good faith efforts to do so pursuant to the procedures of Sections 2 and 3 of this Exhibit C, any Member may require that the matter be resolved through binding arbitration by submitting a written notice to the Other Members. The notice shall name the noticing Member's arbitrator and shall contain a statement of the issue(s) presented for arbitration. Within 15 days after receipt of a notice of arbitration, the Other Members shall


                                Exhibit C-Page 1
jointly select one arbitrator by written notice and may designate any additional issue(s) for arbitration. The two named arbitrators shall select the third arbitrator within fifteen days after the date on which the second arbitrator was named. Should the two arbitrators fail to agree on the selection of the third arbitrator, any Member shall be entitled to request the Senior Judge of the United States District Court of the Southern District of Texas to select the third arbitrator. If the Senior Judge refuses or is unable to select the third arbitrator, the Members shall ask the AAA to appoint the third arbitrator, it being understood, however, that the AAA shall not act as administrator of the arbitration. All arbitrators shall be qualified by education or experience within the oil and gas or energy industry (to the extent relevant) to decide the issues presented for arbitration. No arbitrator shall be a current or former director, officer or employee of any Member, or any of its Affiliates; an attorney (or member of a law firm) who has rendered legal services to any Member, or its Affiliates, within the preceding three years; or an accountant (or member of an accounting firm) who has rendered accounting or consulting services to any Member or its Affiliates, within the preceding three years; or an owner of any debt or equity securities (including but not limited to common or preferred stock or any derivatives thereof) of any Member or its Affiliates.

      4.3 Arbitration Hearings. The three arbitrators shall commence the arbitration hearing within 25 days following the appointment of the third arbitrator, or at such later date as the Members may agree. The proceeding shall be held at a mutually acceptable site in Houston, Texas. If the Members are unable to agree on a site, the arbitrators shall select a site. The arbitrators shall have the authority to establish rules and procedures governing the arbitration hearing. Each Member shall have the opportunity to present its evidence at the hearing. The arbitrators may call for the submission of pre-hearing statements of position and legal authority. The arbitration panel shall not have the authority to award punitive or exemplary damages, nor shall the arbitration panel have any authority to terminate the Agreement unless that issue is made subject to arbitration under the express terms of the Agreement. The arbitrators' decision must be rendered within 30 days following the conclusion of the hearing or submission of evidence, but no later than 90 days after appointment of the third arbitrator.

      4.4 Arbitration Decision. The decision of the arbitrators, or a majority of them, shall be in writing and shall be final and binding upon the Members as to the issue submitted. Each Member shall bear the expense and cost of own attorneys and witnesses. The expense and cost of the arbitrators shall be borne by the Company or as the arbitrators may otherwise determine is just and equitable.

      4.5 Enforcement of Award. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. The prevailing Member or Members shall be entitled to reasonable attorneys' fees in any court proceeding necessary to enforce or collect any award or judgment rendered by the arbitrators.


                                Exhibit C-Page 2

                                    EXHIBIT D
                               LIST OF APPRAISERS



1.   Ryder Scott

2.   Cauley, Galespie & Associates, Inc.

3.   Miller and Lents, Ltd.






                                Exhibit D-Page 1

                                    EXHIBIT E
                              TRANSFER RESTRICTIONS

      1.1 General. No Member may directly or indirectly Transfer all or any portion of its Units except in accordance with this Exhibit E and the other provisions of the Agreement. A Person acquiring any interest in Unit in accordance with the terms hereof shall execute and deliver to the Company a counterpart or copy of this Agreement or any other instrument containing a ratification of and consent to be bound by the terms and provisions of this Agreement, provided that the failure to execute and deliver any such instrument shall not be deemed to relieve such Person of the restrictions imposed by this Agreement. Any attempted Transfer of Units not in accordance with the terms of the Agreement and this Exhibit shall be null and void and shall have no effect.

      1.2  Member Consent.

      (a) No Class B Member may Transfer any Class B Units to any Person (other than to an Affiliate of such Class B Member, or other than to the Class A Member or the Class A Member's designee) without such Class B Member first obtaining the prior written consent of the Class A Member, which consent may be withheld in the Class A Member's discretion; provided, however, that, upon a transfer of any Units to an Affiliate by such Class B Member, the transferring Class B Member shall remain liable for all of its obligations hereunder and shall, together with its Affiliate transferee, be jointly and severally liable for all such obligations; provided further, however, that no consent of the Class A Member will be required to Transfer the Class B Units of a Class B Member from and after the Buy-Sell Point, however the Class B Members and the Transfer of the Class B Units shall continue to be subject to the provisions of Sections 1.4 and 1.8 of this Exhibit E; provided further, however, that the Class A Member acknowledges that it has consented to a pledge by the Class B Members of their Class B Units under the terms of the Senior Debt Documents existing as of the Effective Date and a pledge under that certain Pledge Agreement dated as of the Effective Date, executed by the Class B Members, granting a subordinated lien to CPL.

      (b) The Class A Member may not Transfer any Class A Units to any Person during the period through and including the third anniversary of the Effective Date without the Class A Member first obtaining the prior written consent of the Board representatives appointed by the Class B Members ("Class B Board
Representatives"), which consent may be withheld in the Class B Board Representatives' discretion prior to the second anniversary of the Effective Date, but which consent shall not be unreasonably withheld, conditioned or delayed after the second anniversary of the Effective Date and prior to the third anniversary of the Effective Date, except that notwithstanding the above the consent of the Board representatives appointed by the Class B Members shall not be required (and the Class A Member may freely Transfer its Class A Units) in the event (i) such Transfer is to an Affiliate of the Class A Member; (ii) such Transfer is to Class B Members under Section 8.2 of the Agreement; (iii) any Class B Member is in default of any material provision of the this Agreement or any of the Related Agreements; or (iv) such Transfer would occur after the third anniversary of the Effective Date.


                                Exhibit E-Page 1

      1.3 Transfer Requirements. Notwithstanding anything to the contrary contained herein, (including with respect to Transfers to Affiliate), the Company shall not recognize for any purpose any purported Transfer unless:

      (a) the Company shall have been furnished with the documents effecting such Transfer executed and acknowledged by both transferor and transferee, together the written agreement of the transferee to become a party to and be bound by this Agreements and any other applicable rules and regulations, as amended or supplemented from time to time;

      (b) such Transfer shall have been made in accordance with all applicable laws and regulations and all necessary governmental consents shall have been obtained and requirements satisfied, including without limitation, compliance with the Securities Act of 1933, as amended, and applicable state blue sky and securities laws, and the rules and regulations of the Federal Energy Regulatory Commission thereunder, as amended or supplemented from time to time;

      (c) such Transfer will not cause the Company to have more than 100 partners (within the meaning of Regulations Section 1.7704-1(h)) or does not otherwise cause the Company to be treated as a "publicly traded partnership" within the meaning of Section 7704 of the Code;

      (d) such Transfer will not result in a termination of the Company for purposes of Section 708 of the Code;

      (e) all necessary instruments reflecting such admission shall have been filed in each jurisdiction in which such filing is necessary in order to qualify the Company to conduct business or to preserve the limited liability of the Members;

      (f) such Transfer would not, if made within the United States, be registered under the Securities Act of 1933 and will not cause the Company to be required to register as an "investment company" under the Investment Company Act of 1940; and

      (g) such Transfer does not violate the other provisions of the Agreement and this Exhibit.

The non-Transferring Member may request an opinion of counsel (the cost of which shall be borne by the Transferring Member) with respect to any of the foregoing or any other matters that the Board of Managers reasonably deems appropriate in respect of any such Transfer. In addition, the Members, upon unanimous consent, may waive any of the foregoing provisions.

      1.4 Tag-Along Rights. Subject to the other provisions of this Exhibit E (including, without limitation, the consent requirements in Section 1.2(a) of this Exhibit E above and the provisions of Section 1.5 of this Exhibit E, in the event that any Class B Member desires to Transfer all or any portion of its Class B Units other than to the Class A Member or to an Affiliate of Such Class B Member, as permitted under Section 1.2(a) of this Exhibit E (a "Third Party Purchaser"), such Class B Member shall give written notice thereof (the "Triggering Notice") to the Class A Member not later than sixty (60) days prior to the consummation of the proposed Transfer. The Triggering Notice shall state the identity of the Third Party Purchaser, the consideration therefor to be paid by the Third Party Purchaser and the other material terms and conditions of the proposed Transfer. If the Class A Member approves the proposed Transfer


                                Exhibit E-Page 2
pursuant to Section 1.2(a) of this Exhibit E and does not otherwise elect to exercise its rights under Section 1.5 of this Exhibit E, the Class A Member shall also have a period of twenty (20) days from receipt of the Triggering Notice to determine whether the Class A Member may require a number of its Class A Units equal to the number of Class B Units being offered to be included in the proposed Transfer upon the same terms and conditions (other than price) as applicable to and as stated in the Triggering Notice (the "Tag-Along Rights"); provided, however, that the price to be paid per Class A Unit by the Third Party Purchaser shall not be less than the Specified Price Per Class A Unit. In the event the Class A Member shall elect to exercise its Tag-Along Rights, the Class A Member shall give written notice thereof (the "Tag-Along Notice") to such Class B Member(s) not later than the 20th day from receipt of the Triggering Notice. If the Class A Member shall fail to deliver the Tag-Along Notice to such Class B Member on or before expiration of such twenty (20) day period, the Class A Member shall be deemed to have elected not to exercise such Tag-Along Rights. In the event the Third Party Purchaser fails or refuses to purchase any of the Class A Units to be sold in connection with the exercise by the Class A Member of its Tag-Along Rights, then any prior approval by the Class A Member of the proposed Transfer by the Class B Member of its Class B Units to such Third Party Purchaser shall be deemed retracted and void. In addition, if the Class A Member is the holder of a loan to the Company or the other Member (including, without limitation, the Subordinated Note and Subordinated Debt), then in addition to the payment of the Specified Price per Class A Unit, as a condition to closing, the Third Party Purchaser shall pay the Class A Member any outstanding principal and accrued but unpaid interest (or proportionate amount thereof in the case of a Transfer of the Class A Units which is less than all of the Class A Member's Units) on all such loans and upon receipt of such payments, the Class A Member shall assign all (or a proportionate amount, as applicable) of the outstanding principal (and accrued interest thereon) under any such loans to the Third Party Purchaser.

      1.5 Right of First Offer. Subject to the consent provisions of this Exhibit E (including, without limitation, the consent requirements under Section
1.2 of this Exhibit E above) and the other Transfer Restrictions, to the extent applicable, if the Class A Member at any time desires to Transfer any of its Units (the "Specified Interest"), the Class A Member shall first give notice thereof (the "Offer Request") to the Class B Members of the desire to sell such Units and request the Class B Members (collectively) to make an offer to purchase the Specified Interest. In the event the Class B Members are interested in purchasing such Specified Interest, the Class B Members (collectively) must:
(i) within sixty (60) days following the date of the Offer Request, deliver to the Class A Member a written, binding offer to purchase the Specified Interest (an "Offer Notice") for a specified, fully funded, cash price therefor ("Offered Price"), and the Class B Members must provide evidence of any commitment of funds from all lenders, in a form satisfactory to the Class A Member, to the extent the Class B Members intend to use third party funds to purchase any portion of the Specified Interest, (ii) agree that such offer will remain binding and irrevocable for a period expiring not sooner than ten (10) days following the end of such sixty (60) day period (the "Offer Period"), and (iii) must commit, in their offer, to be ready, willing and able to close and consummate the purchase of the Specified Interest for the Offered Price no later than thirty (30) days following the expiration of the above-referenced 60-day period (the "ROFO Closing Date"), if the Class A Member accepts such offer. The Class A Member shall have the right to accept the offer set forth in the Offer Notice at any time prior to the expiration of the Offer Period. If the Class A Member accepts such offer, then the closing shall occur on or before the ROFO Closing Date, at which time the Class B Members will


                                Exhibit E-Page 3
purchase the Specified Interest for the Offered Price. In addition, if the Class A Member is the holder of a loan to the Company or the other Member (including, without limitation, the Subordinated Note and Subordinated Debt), then in addition to the payment of the Offered Price as a condition to closing, the Class B Members shall pay the Class A Member any outstanding principal and accrued but unpaid interest (or proportionate amount thereof in the case of a Transfer of a Specified Interest which is less than all of the Class A Member's Units) on all such loans and upon receipt of such payments, the Class A Member shall assign all (or a proportionate amount, as applicable) of the outstanding principal (and accrued interest thereon) under any such loans to the Class B Members. Upon such receipt of the Offered Price by the Class A Members and the satisfaction of any other specified terms, the Class A Member shall Transfer all of its right, title and interest in and to the Specified Interest free and clear of all liens and encumbrances to the Class B Members. If the Class B Members do not deliver to the Class A Member the Offer Notice within the period specified above or they provide such Offer Notice but fail to close the purchase on or prior to the ROFO Closing Date, then subject to the consent provisions of
Section 1.2 of this Exhibit E, if applicable, the Class A Member may Transfer the Specified Interest to a third party, subject to the other terms of this Agreement. If the Class B Members provide such Offer Notice within the time period specified above but the Class A Member rejects the offer, then the Class A Member, subject to any consent provisions in Section 1.2(b) (if applicable) may Transfer the Specified Interest to a third party, insofar as the price received by the Class A Member therefor exceeds the Offered Price.

      1.6 Effective Date of Transfer. Any permitted Transfer of Units shall become effective as of the first day of the calendar moth during which the Company receives a copy of the instrument of assignment and such other documents which the Company may request. The Company shall thereafter pay all further distributions or profits or other compensation by way of income, or return of capital, on account of the Units so transferred, to the transferee from such effective date.

      1.7 Involuntary Transfer. An Involuntary Transfer (as hereinafter defined), shall be deemed a Transfer in violation of this Agreement and this Exhibit E, and in addition to any other rights and remedies available to the
Nonconflicted Member under this Agreement, at law, or in equity, such Involuntary Transfer will also trigger certain rights and remedies available to the Nonconflicted Member under subparagraph 1.8(b) below. An involuntary Transfer ("Involuntary Transfer") of (i) a Class B Unit shall include any
Transfer (or proposed Transfer) of a Class B Unit (1) pursuant to a pledge, mortgage or other encumbrance of a Class B Unit granted by a Class B Member to secure a debt or other obligation (other than to the extent such pledge, mortgage or other encumbrance is granted to and being enforced or foreclosed by the Class A Member), (2) pursuant to a bankruptcy or insolvency proceeding of a Class B Member or QRC, (3) pursuant to a judicial order, legal process, execution or attachment, (4) pursuant to the dissolution, winding-up, termination of, or liquidating distribution by, a Class B Member or QRC (except to the extent that they Transfer such Units in connection therewith to QRC or to an existing Quest Member), or (5) any other involuntary Transfer not otherwise provided for herein; provided, however, that to the extent that the Class A Member (or its designee) acquires any Class B Units pursuant to a pledge, mortgage, or other encumbrance, such Class A Member shall have all the rights and benefits of a Class B Member hereunder with respect to such Class B Units acquired. An involuntary Transfer of a Class A Unit shall include any Transfer (or proposed Transfer) of a Class A Unit (i) pursuant to a pledge, mortgage or other encumbrance of


                                Exhibit E-Page 4
a Class A Unit granted by the Class A Member to secure a debt or other obligation, (ii) pursuant to a bankruptcy or insolvency proceeding of the Class A Member, (iii) pursuant to a judicial order, legal process, execution or attachment, (iv) pursuant to the dissolution, winding-up, termination of, or liquidating distribution by, the Class A Member, or (v) any other involuntary Transfer not otherwise provided for herein.

      1.8  Change of Control; Exit Transaction.

      (a) A Change of Control of any Class B Member, or a Change of Control of QRC, shall be deemed a Transfer in violation of this Agreement and this Exhibit E and the other Transfer Restrictions, and in addition to any other rights and remedies available to the Class A Member under this Agreement, at law, or in equity, such Change of Control will also trigger certain rights and remedies available to the Class A Member under Section 1.8(b) of this Exhibit E below. A Change of Control of the Class A Member prior to the third anniversary of the Effective Date shall be deemed in violation of this Agreement and the Transfer Restrictions and such Change of Control will also trigger certain rights and remedies available to the Class B Members (collectively) under Section 1.8(b) of this Exhibit E.

      (b) Following either:

                (i) a Change of Control of QRC or a Change of Control of any Class B Member without the prior written consent of the Class A Member, or following an Involuntary Transfer (as described in Section
           1.7 of this Exhibit E above), the Class A Member (in addition to any other rights or remedies available to it under this Agreement, this Exhibit E, at law or in equity) shall have the right at any time thereafter within forty-five (45) days following the date it becomes aware of such Change of Control, Involuntary Transfer or attempted Transfer in violation hereof to provide a notice (the "Exit Notice") to the Class B Members, or

                (ii) a Change of Control of the Class A Member prior to the third anniversary of the Effective Date or an Involuntary Transfer by the Class A Member prior to the third anniversary of the Effective Date, the Class B Members (collectively) shall have the right at any time thereafter within forty-five (45) days following the date it becomes aware of such Change of Control, Involuntary Transfer or attempted Transfer in violation hereof to provide an Exit Notice to the Class A Member, as the case may be, that it (or they) desires to pursue an Exit Transaction. Upon the giving of an Exit Notice, a Conflict Circumstance will be deemed to have occurred and, for purposes hereof, the Members providing the Exit Notice will be deemed to be the Nonconflicted Member and therefore all actions on the part of the Company in pursuing an Exit Transaction may be taken by the Board representatives of the Member(s) providing the Exit Notice. For purposes hereof, an "Exit Transaction" shall mean a sale of all or substantially all of the assets of the Company, a merger, consolidation, interest exchange or similar transaction with a Person that is not an Affiliate of the Member(s) providing the Exit Notice the effect of which would be that the Members would receive cash or other consideration in return for their respective Interests. An


                                Exhibit E-Page 5

Exit Transaction pursuant to an Exit Notice must be closed within eighteen (18) months after the date of the Exit Notice, or else the right to pursue an Exit Transaction pursuant to the specified event which gave rise to the Exit Notice shall terminate, but the provisions of this Section 1.8 will continue to apply with respect to any subsequent Change of Control, Involuntary Transfers or other attempted Transfers in violation of the Transfer Restrictions to the extent otherwise provided in Section 1.8(a), 1.8(b)(i) and 1.8(b)(ii) above. Notwithstanding anything stated herein to the contrary, to the extent that such Exit Transaction would otherwise require the consent or approval of the other Members (the Conflicted Members) or the Board representatives of the other Members (the Conflicted Members), whether under Applicable Law, under this Agreement or otherwise, such other Members (the Conflicted Members) shall (and shall direct their Board representatives) to approve the Exit Transaction and the consummation of the Exit Transaction, in accordance with the terms negotiated by the Board representatives of the Member(s) providing the Exit Notice, and to approve the delegation of all further required authority to the Board representatives of the Member(s) providing the Exit Notice to negotiate and cause the consummation of the Exit Transaction.

      1.9 Failure to Exercise Options. Notwithstanding the failure of any Member to exercise the options granted herein within the respective times and in the manner specified, all Units, or any right or interest therein, shall remain subject at all times to the terms and provisions of this Agreement and such Unit, or any right or interest therein, may not thereafter be Transferred except in accordance with all applicable terms and provisions hereof.

      1.10 Remedies. Each Member acknowledges that this Agreement and this Exhibit E represents a reasonable and necessary protection of the legitimate interests of the Members and that any Member's failure to observe and comply with the covenants and agreements contained herein may cause irreparable harm to the Company and its Members. It is expressly understood and agreed by each Member that it is and will continue to be difficult to ascertain the nature, scope and extent of the harm resulting from breach of these covenants and that a remedy at law for such breach by such Member will be inadequate. Accordingly, it is the intention of each Member that, in addition to any other rights and remedies at law that the other Members may have in the event of any breach or threatened or attempted breach of this Agreement by a Member, the other Members shall be entitled to demand and obtain specific performance, including all appropriate injunctive and other equitable relief against such Member, in order to enforce against such Member, or to prevent any breach or any threatened or attempted breach by such Member of, the covenants and agreements contained in this Agreement. In furtherance of the foregoing, each Member agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. In enforcing any rights hereunder, the Company may hold and refuse to transfer any Unit, or any certificate therefor, tendered to it for Transfer, in addition to, and without prejudice to, any and all other rights or remedies which may be available to it or to the Members.

      1.11 Legends on Unit Certificates. The face of each Unit Certificate shall bear the following endorsement (which shall be made conspicuous by using capital letters, or bold-face or contrasting type, underlining or similar means):

      The  Units   represented  by  this  Certificate  have  been  acquired  for investment and were issued without registration under the Securities Act of 1933, as


                                Exhibit E-Page 6
      amended (the "Securities Act"), or under the securities laws of any state. These interests may not be sold, pledged, hypothecated, or otherwise transferred at any time except (i) in accordance with the restrictions contained in Amended and Restated Limited Liability Company Agreement of Quest Cherokee, LLC (the "LLC Agreement"), as amended from time to time, among the members of Quest Cherokee, LLC and the other parties thereto (including, without limitation, the Transfer Restrictions, as defined therein), and (ii) pursuant to an effective registration statement under the Securities Act and any applicable state securities laws unless an exemption from registration under the Securities Act and under any applicable state securities laws is available in connection with the transfer. This Certificate evidences a membership interest in the Company and shall be a security for purposes of Article 8 of the Uniform Commercial Code as in effect in the State of Delaware.

      In addition to the foregoing legends, a copy of this Agreement shall be placed on file at the principal place of business and at the registered office of the Company. Each Member agrees from time to time promptly to submit or cause to be submitted to the Secretary of the Company all Unit certificates owned by such Member of record for the purpose of having the above referred to legend stamped or endorsed thereon or having new Unit certificates, of the same denomination or denominations and legend as aforesaid, issued in exchange therefor.




                                Exhibit E-Page 7

                                    EXHIBIT F
                            NON-COMPETITION AGREEMENT






                                Exhibit F-Page 1

                                    EXHIBIT G
                                 CHEROKEE BASIN

"Cherokee Basin" shall consist of the area contained within the Counties listed below:

STATE OF KANSAS
---------------

      Allen County
      Chautauqua County
      Cowley County
      Elk County
      Greenwood County
      Labette County
      Montgomery County
      Neosho County
      Wilson County
      Woodson County

STATE OF OKLAHOMA
-----------------

      Craig County
      Nowata County


                                Exhibit G-Page 1